UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

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STANDEX INTERNATIONAL CORPORATION

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Standex

2020 Proxy Statement

Notice of Annual Meeting

October 20, 2020
Salem, New Hampshire

GUIDE TO STANDEX’S PROXY STATEMENT

INVITATION TO 2020 ANNUAL MEETING OF

SHAREHOLDERS

Tuesday, October 20, 2020

9:00 a.m., local time

Standex International Corporation Corporate Headquarters

23 Keewaydin Drive, Suite 300, Salem, New Hampshire 03079*

Dear Shareholder,

We cordially invite you to attend Standex’s Annual Meeting of Shareholders. We hope that you will join me, our Board of Directors, and other shareholders at the meeting. The attached Notice of Annual Meeting of Shareholders and Proxy Statement contain information about the business that will be conducted at the meeting. Following the meeting, I will present information on Standex’s operations and welcome any questions from shareholders.

Your vote is important to us! If you plan on attending the meeting, you may vote your shares in person. If you cannot vote in person, we urge you to vote via your proxy card, over the phone or on the Internet prior to the meeting. Detailed instructions on how to vote are found on page 57.

Thank you in advance for voting your shares, and thank you for your continued support of Standex.

Sincerely,

David Dunbar President/CEO Chair, Board of Directors

From left to right: Thomas J. Hansen, Jeffrey S. Edwards, David Dunbar, B. Joanne Edwards, Thomas E. Chorman, Daniel B. Hogan, Charles H. Cannon, Jr., Michael A. Hickey. Note: Daniel B. Hogan, pictured sitting, second from right, is retiring from the Board on the date of the 2020 Annual Meeting.

*

Our Annual Meeting will follow all COVID-19 public health protocols, including keeping attendees at social distance and requiring all attendees to wear face coverings, which will be provided. In the unlikely event that we are not able to hold the Annual Meeting in person, we will notify all shareholders, through a press release and at www.envisionreports.com/sxi, regarding an alternative location or remote access.

NOTICE OF ANNUAL MEETING OF

SHAREHOLDERS

The 2020 Annual Meeting of Shareholders (the “Annual Meeting”) of Standex International Corporation (the “Company” or “Standex”) will be held on Tuesday, October 20, 2020 at 9:00 a.m., local time, at the Company’s Corporate Headquarters, located at 23 Keewaydin Drive, Suite 300, Salem, New Hampshire 03079.*

You are receiving these proxy materials in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Standex International Corporation, a Delaware corporation, to be voted at the 2020 Annual Meeting and any continuation, adjournment or postponement thereof.

Shareholders of record at the close of business on August 31, 2020 are entitled to vote at the meeting, either in person or by proxy, on the following matters, as well as the transaction of any other business properly presented at the Annual Meeting:

Item 1 Election of Directors Set the size of the Board at seven and elect two directors to hold office for three-year terms ending on the date of the annual meeting in 2023; Item 2 Executive Compensation An advisory vote on the Companys executive compensation; and Item 3 Ratification of Independent Auditors Ratification of the appointment of Deloitte & Touche LLP as the Companys independent auditor for FY 2021.

On September 8, 2020, we began to mail our shareholders either a notice containing instructions on how to access this Proxy Statement and our Annual Report through the Internet, or a printed copy of these materials. We have provided each shareholder with a Notice of Internet Availability of Proxy Materials (the “Notice”), which encourages shareholders to review all proxy materials and our annual report and vote online at www.envisionreports.com/sxi. We believe that reviewing materials online reduces our costs, eliminates surplus printed materials and generally reduces the environmental impact of our Annual Meeting. If you would like to receive a printed copy of our proxy materials, please follow the instructions contained in the Notice.

All proxy solicitation costs are paid by the Company. In addition to proxy solicitations made by mail, the Company’s directors and officers may solicit proxies in person or by telephone.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope that you will vote your shares as soon as possible. We encourage you to vote via the Internet, since it is convenient and significantly reduces postage and processing costs. You may also vote via telephone or by mail if you received paper copies of the proxy materials. Instructions regarding the methods of voting are included in the Notice, the proxy card and this Proxy Statement on page 57.

By Order of the Board of Directors,

Alan J. Glass, Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON OCTOBER 20, 2020.

As permitted by the SEC, the 2020 Notice of Annual Meeting of Shareholders and Proxy Statement and the 2020 Annual Report on Form 10-K are available for review at ir.standex.com by clicking “Financials” and then “Annual Reports.”

*

Our Annual Meeting will follow all COVID-19 public health protocols, including keeping attendees at social distance and requiring all attendees to wear face coverings, which will be provided. In the unlikely event that we are not able to hold the Annual Meeting in person, we will notify all shareholders, through a press release and at www.envisionreports.com/sxi, regarding an alternative location or remote access.

PROXY STATEMENT SUMMARY

This summary contains a general overview of this Proxy Statement. It highlights information contained elsewhere in this Proxy Statement and is meant to be used as a quick reference. This summary does NOT contain all of the information that you should consider before voting. You should read the entire Proxy Statement carefully before voting.

2020 ANNUAL MEETING

Date & Time October 20, 2020 9:00 a.m. local time	Location Standex International Corporation 23 Keewaydin Drive, Suite 300 Salem, NH 03079	Who Can Vote Holders of our Common Stock as of the record date: August 31, 2020 can vote on all matters

You are receiving these proxy materials in connection with the solicitation of proxies by the Board of Directors of Standex International Corporation, a Delaware corporation, to be voted at the 2020 Annual Meeting and any continuation, adjournment or postponement thereof.

On September 8, 2020, we began to mail our shareholders either a notice containing instructions on how to access this Proxy Statement and our Annual Report through the Internet, or a printed copy of these materials. The Notice explains how you may access and review the proxy materials and how you may submit your proxy via the Internet. If you would like to receive a printed copy of our proxy materials, please follow the instructions contained in the Notice.

All proxy solicitation costs are paid by the Company. In addition to proxy solicitations made by mail, the Company’s directors and officers may solicit proxies in person or by telephone.

AGENDA AND VOTING RECOMMENDATIONS

Item	Proposals	Board Vote Recommendation
1	Election of Directors	FOR
2	Advisory Vote on Executive Compensation	FOR
3	Ratification of Auditors	FOR

2020 PROXY STATEMENT	5

Item 1 Election of Directors The Board and the Nominating and Corporate Governance Committee believe that the Board size should be set at seven and that the two director nominees possess the necessary qualifications and experiences to continue to provide advice to the Companys management and effectively oversee the business and the long-term interests of shareholders. We are asking shareholders to vote to set the size of the Board at seven and to elect the two director nominees to hold office until the 2023 annual meeting and until their successors have been elected and qualified. Please see page 9 for more information. Our Board recommends a vote FOR this Item.

BOARD NOMINEES & CONTINUING DIRECTORS

				Committee Memberships
Name	Age	Years of Tenure	Term Expiration	A	C	N&CG

DAVID DUNBAR President and Chief Executive Officer, Standex International Corporation	58	6	2020

MICHAEL A. HICKEY INDEPENDENT Former Executive Vice President and President of Global Institutional, Ecolab, Inc.	59	3	2020

CHARLES H. CANNON, JR. INDEPENDENT Former Executive Chairman and Chief Executive Officer, John Bean Technologies	68	16	2021

JEFFREY S. EDWARDS* INDEPENDENT Chairman and Chief Executive Officer, Cooper Standard Holdings, Inc.	58	6	2021

B. JOANNE EDWARDS* INDEPENDENT Former Senior Vice President and General Manager, Eaton Corporation Plc.	64	2	2021

THOMAS E. CHORMAN INDEPENDENT Chief Executive Officer, Solar LED Innovations, LLC	66	16	2022

THOMAS J. HANSEN LEAD INDEPENDENT DIRECTOR Former Executive Vice Chairman, Illinois Tool Works, Inc.	71	7	2022

A Audit Committee C Compensation Committee	N&CG Nominating & Corporate Governance Committee	Chair Member
* Jeffrey S. Edwards and B. Joanne Edwards are not related.

CORPORATE GOVERNANCE HIGHLIGHTS

We are committed to strong corporate governance practices, which promote the long-term interests of shareholders, strengthen financial integrity and hold our Board and management accountable. The highlights of our corporate governance practices include the following:

•	All non-employee directors are independent
•	Regular executive sessions of independent directors
•	Audit, Compensation and Nominating and Corporate Governance committees are comprised solely of independent directors
•	Annual board and committee self-evaluations
•	Risk oversight by the full board and committees
•	Ongoing review of optimal Board composition
•	Board members participate in our Company-wide compliance and ethics training programs
•	Independent compensation consultant reports directly to the Compensation Committee
•	Lead Independent Director
•	Corporate Governance Guidelines
•	Stock ownership guidelines for directors and executive officers
•	Policy against hedging and pledging of Company stock
•	Code of Conduct applies to directors & all employees
•	Annual advisory approval of executive compensation
•	Board and committees may engage outside advisors independently of management
•	Oversight of whistleblower hotline

6	2020 PROXY STATEMENT

Item 2 Advisory Vote on Executive Compensation We are asking shareholders to vote on an advisory basis on the compensation paid to our Named Executive Officers as described in the Compensation Discussion and Analysis beginning on page 31 and the Compensation Tables beginning on page 48. Our Board recommends a vote FOR this Item.

AT-RISK COMPENSATION MIX

2020 PAY AT A GLANCE

Named Executive Officer	Base Salary ($)	Stock Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($) [1]

David Dunbar President & CEO	852,088	2,631,221	335,510	105,138	4,004,684

Ademir Sarcevic [2] Vice President, CFO & Treasurer	415,000	1,218,302	149,400	93,896	1,998,119

Alan J. Glass Vice President, CLO & Secretary	360,500	471,528	74,353	19,422	923,717

Paul C. Burns Vice President of Business Development & Strategy	360,500	415,570	147,517	29,250	958,175

James Hooven[3] Vice President of Operations & Supply Chain	330,000	299,950	83,531	7,175	539,405

Thomas D. DeByle [4] Former Vice President, CFO & Treasurer	-	-	-	7,748	119,180

Note:	This table provides the summary compensation information for FY 2020. The Summary Compensation Table and associated footnotes may be found starting on page 48.

1	As reported in the Summary Compensation Table.

2	Mr. Sarcevic joined the Company as CFO on September 9, 2019.

3	Mr. Hooven joined the Company as Vice President of Operations & Supply Chain on February 17, 2020.

4	Mr. DeByle retired from the Company on September 20, 2019.

2020 PROXY STATEMENT	7

Item 3 Ratification of Appointment of Deloitte & Touche LLP as Independent Auditors We are asking shareholders to ratify the selection of Deloitte & Touche LLP as the independent auditors of our consolidated fnancial statements and our internal controls over fnancial reporting for FY 2021. Please see page 15 for more information. Our Board recommends a vote FOR this Item.

AUDIT

The Audit Committee has approved Deloitte & Touche LLP (“Deloitte”) to serve as our independent registered public accounting firm for the 2021 fiscal year. Deloitte was appointed on August 26, 2020 after a competitive process and careful deliberation. The Company has not engaged Deloitte at any time during the last two years for any accounting-related matter.

Grant Thornton LLP (“Grant Thornton”) has served as the Company’s independent auditors since 2014. During this time, there have been no disagreements between the Company and Grant Thornton on any matter of accounting principles or practices, financial statement disclosures or auditing scope or procedure. Also, during this time, Grant Thornton’s report on the Company’s financial statements did not contain any adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

The following are the aggregate audit and non-audit fees billed to Standex by Grant Thornton for FYs 2019 and 2020. A full explanation of the types of fees and Grant Thornton’s role is contained in “Ratification of Independent Auditors” starting on page 15.

Type of Fees	2019 ($)*	2020 ($)*

Audit Fees	1,713,000	1,563,000

Audit-Related Fees	361,000	239,000

Tax Fees	21,000	21,000

All Other Fees	2,000	1,000

Total Fees	2,096,000	1,824,000

*	Amounts have been rounded to the nearest thousand.

QUESTIONS AND ANSWERS

Please see “Questions & Answers” starting on page 57 for important information about these proxy materials, voting, the 2020 Annual Meeting, Company documents, communication with the Board and the deadlines to submit shareholder proposals and Director nominees for the 2021 annual meeting of shareholders.

8	2020 PROXY STATEMENT

Item 1 Election of Directors What am I voting on? Shareholders are being asked to set the number of directors at seven and to elect two director nominees to serve three-year terms. Voting recommendation: FOR the election of each Director nominee. The Board and the Nominating and Corporate Governance Committee believe that the two Director nominees possess the necessary qualifications and experiences to continue to provide advice to the Companys management and effectively oversee the business and the long-term interests of shareholders.

Our Board currently consists of eight directors. We have three classes of directors, each class being as equal in size as possible. The term of each class is three years. Class terms expire on a rolling basis, so that one class of directors is elected each year. The term for the two director nominees will expire at the 2023 annual meeting.

Dr. Hogan will retire from the Board effective on the date of the 2020 Annual Meeting. We wish to thank Dr. Hogan for his long and valuable service to the Company. Since 1983, Dr. Hogan has guided the Board particularly in areas of executive assessment, leadership development and competency modeling. His deep historical knowledge and dignified, respectful presence will be missed. We wish him well in his retirement.

With Dr. Hogan’s retirement, shareholders are asked to set the number of directors at seven. Based on the recommendation of the Nominating and Corporate Governance Committee, the Board believes, at this time, that seven is the appropriate number of directors and that the seven remaining directors, after Dr. Hogan’s retirement, possess the skills, abilities and experience that will guide the Company well in the upcoming year. Initially, the Board had intended to recruit and nominate a successor to Dr. Hogan. However, the challenges raised by COVID-19 severely hindered this effort.

During the pandemic, face to face recruitment has proven to be nearly impossible and the Board feels strongly that a robust interview process is preferably performed in person and not remotely. Moreover, the existing seven members of the Board have worked cohesively together since 2018. The balanced and seasoned membership is well positioned to fully address the challenges that may arise in the upcoming year.

For all of these reasons, the Board recommends that shareholders set the number of directors at seven and elect David Dunbar and Michael A. Hickey as Class II directors for the three-year term expiring at the 2023 annual meeting.

Finally, it should be noted that the Board’s Nominating and Corporate Governance Committee has previously and remains committed to adding another female to the Board when it is able to appropriately recruit a new board member.

BOARD OF DIRECTORS MEMBERSHIP CRITERIA

The Board and the Nominating and Corporate Governance Committee believe that there are general qualifications that all directors must exhibit and other key qualifications and experiences that should be represented on the Board as a whole, but not necessarily by each individual director.

QUALIFICATIONS REQUIRED OF ALL DIRECTORS

The Board and the Nominating and Corporate Governance Committee require that each director be a recognized person of high integrity with a proven record of success in his or her field and be able to devote the time and effort necessary to fulfill his or her responsibilities to the Company. Each director must demonstrate innovative thinking, familiarity with and respect for corporate governance requirements and practices, an appreciation of multiple cultures and a commitment to sustainability and dealing responsibly with social issues. In addition, potential director candidates are interviewed to assess intangible qualities, including the individual’s ability to engage in constructive deliberations, both asking difficult questions and working collaboratively with and respecting differing views of other Board members.

BOARD COMPOSITION & REFRESHMENT

The Board regularly reviews the skills, experience and background that it believes are desirable to be represented on the Board. On an annual basis, the Board reviews each director’s skills and assesses whether there are gaps that need to be filled. As a result, recruitment is an ongoing activity. The Board aims to strike a balance between the experience that comes from long-term service on the Board with the new perspective that new Board members bring, while being sensitive to the benefits of gender and racial diversity. The Board also has a mandatory retirement policy, whereby no director may stand for re-election if he or she has reached the age of 75. Over the past 6 years, the Company has added 5 new directors due to Board refreshment, including Ms. Edwards, an African American female. We believe this balanced approach creates a renewed perspective that is beneficial to shareholders. Please refer to “Identifying and Evaluating Candidates for Board Membership” on page 23 for further information.

2020 PROXY STATEMENT	9

Our Consideration of DiversityDiversity of Board membership is important, because a variety of points of view improves the quality of dialogue, contributes to a more effective decision-making process and enhances overall culture in the boardroom.In evaluating candidates for Board membership, the Board and the Nominating and Corporate Governance Committee consider many factors based on the specific needs of the business and what is in the best interests of the Companys shareholders. This includes diversity of professional experience, race, ethnicity, gender, age and cultural background. In addition, the Board and the Nominating and Corporate Governance Committee focus on how the experiences and skill sets of each director complement those of fellow directors to create a balanced Board with diverse viewpoints and deep expertise.While the Board has made a decision to set the number of directors at seven for the 2021 fiscal year, as discussed above, diversity considerations will be included in future candidate searches.

2020 DIRECTOR NOMINEES

The following is biographical information for each director nominee and each continuing director. The information includes names, ages, principal occupations for at least the past five years, the year in which each director joined our Board and certain other information. The information is current as of September 8, 2020, except for each director’s age, which is current as of October 20, 2020.

David Dunbar Director Since: 2014, Chair Age: 58 Committees: N/A Business Experience >> Chair, Standex (since 2016) >> President & CEO, Standex (since 2014) >> President of Valves and Controls, Pentair Ltd., (2012-2014) >> President of Valves and Controls, Tyco Flow Control (2009-2012) >> Various managerial and executive roles, Emerson Electric (2004-2009)Mr. Dunbar has decades of executive experience with global manufacturing companies. His diverse background at various operational levels, coupled with his technical engineering education, provides a broad perspective to the Board. As President and CEO, Mr. Dunbar is uniquely positioned to report to the Board on Company activities and guide discussions regarding the Companys strategic growth priorities.Current Board Membership >> Watts Water Technologies, Inc.Past Board Membership >> None

Michael A. Hickey Independent Director Since: 2017 Age: 59 Committees: Audit, CompensationBusiness Experience>> President of Global Institutional, Ecolab Inc. (2012-2020)>> Executive Vice President of Institutional Sector North America, Ecolab Inc. (2011-2012)>> Executive Vice President of the Global Service Sector, Ecolab Inc. (2010-2011)>> Various executive and managerial roles, Ecolab Inc. (1985-2010)Prior to Mr. Hickeys retirement in February 2020, he enjoyed a distinguished career at Ecolab Inc., where he served in managerial and executive roles of increasing responsibility since 1984. Mr. Hickeys track record of leading a solutions-driven business with an intimate customer focus, together with his mergers and acquisitions, marketing and sales and operational experience provides a dynamic voice to the Board.Current Board Membership>> National Restaurant Association>> Womens Food Service Foundation>> St. Catherine UniversityPast Board Membership>> None

10	2020 PROXY STATEMENT

REQUIRED VOTE & RECOMMENDATION

Our By-Laws require that, in an uncontested election, each director be elected by a majority of the votes cast. A majority of votes cast means that the number of votes cast “FOR” a director’s election exceeds the number of votes cast “AGAINST” that director. Shareholders that either mark “ABSTAIN” on the proxy card or otherwise abstain from voting will not be counted as either “FOR” or “AGAINST.” Broker non-votes will not be counted as either “FOR” or “AGAINST.”

In the event that there is a contested election, each director will be elected by a plurality of the votes cast, which means the directors receiving the largest number of “FOR” votes will be elected to the open positions.

In the event that any nominee becomes unavailable, the Board may either choose a substitute or postpone filling the vacancy until a qualified candidate is identified. If there is a substitute, the individuals acting under your proxy may vote for the election of a substitute. The nominees have indicated their willingness to serve as directors and we have no reason to believe that either nominee will become unavailable.

The Board of Directors recommends that you vote “FOR” setting the number of directors at seven and “FOR” the election of each nominee.

CONTINUING DIRECTORS

CLASS I DIRECTORS - TERM EXPIRING 2021:

Charles H. Cannon, Jr. Independent Director Since: 2004 Age: 68 Committees: Audit, CompensationBusiness Experience >> Executive Chairman, JBT (2013-2014)>> Chairman and CEO, JBT (2008-2013)>> Vice President and Senior Vice President, FMC Technologies (2001-2008)>> Various managerial and executive positions, FMC Technologies (1994-2001)Mr. Cannon has several decades of senior executive experience at an international manufacturing company that operates in some of the same industries as our Company. Mr. Cannon contributes his demonstrated executive leadership skills, as well as his knowledge of corporate organization, finance and operations to the Board. Mr. Cannons technical and business education, coupled with his global perspective, provide a unique voice to our Board.Current Board Membership>> NonePast Board Membership>> JBT

Jeffrey S. Edwards Independent Director Since: 2014 Age: 58 Committees: Compensation (Chair), Nominating & Corporate GovernanceBusiness Experience>> Chairman, Cooper Standard (since 2013)>> CEO, Cooper Standard (since 2012)>> Corporate Vice President, Group Vice President and General Manager of the Automotive Experience Asia Group & North America, Johnson Controls, Inc. (2002-2012)>> Various managerial & executive positions, Johnson Controls, Inc. (1984-2002)Mr. Edwards successful and lengthy history of leading a global manufacturing business has enabled him to advise the Board in a myriad of ways, including how to address operational and growth challenges and how to execute both short and long-term performance strategies. Mr. Edwards contributes his management acumen, knowledge of global manufacturing and insight into peer practices to the Board.Current Board Membership>> Cooper Standard Holdings, Inc.>> Cooper Standard Foundation, Inc. (privately held)Past Board Membership>> None

2020 PROXY STATEMENT	11

B. Joanne Edwards Independent Director Since: 2018 Age: 64 Committees: Audit, Nominating & Corporate GovernanceBusiness Experience>> Senior VP & GM, Residential & Wiring Device Division, Eaton (2013-2017)>> VP & GM, Residential Products, Eaton (2011-2013)>> Senior Business Unit Manager, Residential Products, Eaton (2007-2011)>> President, Veris Industries LLC (2002-2007)Ms. Edwards distinguished career as a senior executive in various global diversified manufacturing companies is of great benefit to our Board. Prior to her retirement, Ms. Edwards had increasingly responsible roles with strategic, financial and operational reach. She provides a wealth of insight into profit and growth strategies, both in the short term and the long term, which is beneficial to the Board as Standex continues to execute on its growth strategies and initiatives. Ms. Edwards decades of leadership and management experience adds value to the Boards deliberations.Current Board Membership>> Amsted IndustriesPast Board Membership>> Pauline Auberle Foundation>> Self Enhancement Inc.>> Anesthesiologists, Inc.>> Terasys, Inc.

CLASS III DIRECTORS - TERM EXPIRING 2022:

Thomas E. Chorman Independent Director Since: 2004 Age: 66 Committees: Audit, Compensation, Nominating & Corporate Governance (Chair)Business Experience>> CEO, Solar LED Innovations, LLC (since 2008)>> CEO & President, Foamex (2001-2006)>> CFO, Ansell Healthcare (2000-2001)>> CFO, Armstrong World Industries (1997-2000)Mr. Chorman is a seasoned financial professional, with experience as a financial executive, an entrepreneur and a private equity investor. Mr. Chorman remains involved in the day to day financial reporting obligations of established, publicly traded, global companies as well as smaller startups. Mr. Chormans financial background provides a significant benefit to the Board when analyzing acquisition opportunities and when evaluating both the current financial results and long range strategic plans of Standex .Current Board Membership>> NonePast Board Membership>> Symmetry Medical, Inc.>> Foamex

12	2020 PROXY STATEMENT

Thomas J. Hansen Independent Director Since: 2013 Age: 71 Committees: Audit (Chair)Business Experience>> Vice Chairman, ITW (2006-2012)>> Executive Vice President, ITW (1998-2006)>> Various managerial and executive roles, ITW (1980-1998)Current Board Membership>> Terex Corporation>> Mueller Water Products, Inc.Prior to his retirement, Mr. Hansen had a long and distinguished career with a global manufacturing company that has similar diversified aspects to Standex. Mr. Hansens broad end-market knowledge and acquisition experience, as well as his service on other global manufacturers boards, provide valuable insight to the Board. Mr. Hansens integrity and independent judgment make him especially well-suited for the role of Lead Independent Director, which he has held since 2016.Past Board Membership >> ITW>> CDW Corporation>> Gill Industries

2020 PROXY STATEMENT	13

Item 2 Advisory Vote on Executive Compensation>> What am I voting on?We are asking shareholders to vote on an advisory basis on the compensation paid to our named executive officers as described in this Proxy Statement.>> Voting recommendation:FOR the say-on-pay proposal

At each annual meeting, the Board provides shareholders with the opportunity to cast an advisory vote to approve the compensation of our named executive officers. Please see the “Summary Compensation Table” starting on page 48 for full details. This proposal, commonly known as a “Say on Pay” proposal, gives our shareholders the opportunity to endorse or not endorse our executive compensation programs and policies and the total compensation paid to our named executive officers. This advisory vote does not address any specific element of compensation, but rather the overall compensation of our named executive officers and our compensation philosophy, policies and practices, as detailed in the “Compensation Discussion & Analysis” starting on page 31.

Although this vote is non-binding, the Board values the opinions of the Company’s shareholders and will consider the outcome of the vote when making future compensation decisions for our named executive officers.

As described in more detail in the Compensation Discussion and Analysis (“CD&A”) section, we have designed our executive compensation programs to align the long-term interests of our executives with those of our shareholders, attract and retain talented individuals and reward current performance. A large portion of the compensation is tied to the Company’s performance and is paid in both performance and time-based equity that does not vest for 3 years. This closely aligns both the short-term and long-term interests of our executives with those of shareholders and drives the creation of shareholder value.

We encourage shareholders to review the CD&A, which describes our philosophy and business strategy underpinning the programs, the individual elements of the compensation programs and how our compensation plans are administered.

REQUIRED VOTE & RECOMMENDATION

Approval of this advisory proposal will require the affirmative vote of a majority of the votes cast in person or represented by proxy. Abstentions will not count as votes cast on this proposal, so abstentions will have no effect on the outcome. Broker non-votes will not be considered to have voted on this proposal, so will have no effect on the outcome.

The advisory vote on executive compensation is non-binding, therefore, our Board will not be obligated to take any compensation actions or adjust our executive compensation programs or policies as a result of the vote. Notwithstanding, the resolution will be considered passed with the affirmative vote of the majority of the votes cast at the Annual Meeting.

The Board recommends that you vote “FOR” the following non-binding resolution:

RESOLVED, that the compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.

14	2020 PROXY STATEMENT

Item 3 Ratification of Independent Auditors>> What am I voting on?We are asking our shareholders to ratify the selection of Deloitte & Touche LLP as the independent auditors of our consolidated financial statements and our internal controls over financial reporting for FY 2021.>> Voting recommendation:FOR the ratification of the Audit Committees selection of Deloitte & Touche LLP

The Audit Committee has approved Deloitte & Touche LLP (“Deloitte”) to serve as our independent registered public accounting firm for the 2021 fiscal year. Deloitte was appointed on August 26, 2020 after a competitive process and careful deliberation. The Company has not engaged Deloitte at any time during the last two years for any accounting-related matter.

Grant Thornton LLP (“Grant Thornton”) has served as the Company’s independent auditors since 2014. During this time, there have been no disagreements between the Company and Grant Thornton on any matter of accounting principles or practices, financial statement disclosures or auditing scope or procedure. Also, during this time, Grant Thornton’s report on the Company’s financial statements did not contain any adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

We are asking our shareholders to ratify the appointment of Deloitte as our independent registered public accounting firm. Although shareholder ratification is not required, the Board is submitting the proposal because we value our shareholders’ views on the Company’s independent auditor and as a matter of good corporate practice. In the event that our shareholders fail to ratify the appointment, the Audit Committee will investigate the reasons and consider selecting a different firm. Even if the selection is ratified, the Audit Committee may select a different independent auditor at any time during the year if it determines such a change would be in the best interests of the Company and its shareholders.

A representative from Grant Thornton will be available at the Annual Meeting to, as requested, make a statement, speak with shareholders or answer any questions.

PRE-APPROVAL POLICY

All services performed in FY 2020 were pre-approved by the Audit Committee in accordance with the Audit Committee’s charter. The pre-approval policy requires the independent auditor to submit an itemization of the services to be provided and fees to be incurred during the fiscal year. The Audit Committee approves the scope and timing of the external audit plan and focuses on any matters that may affect the scope of the audit or the independence of the independent auditor. In that regard, the Audit Committee receives certain representations from the independent auditor regarding its independence and the permissibility, under the applicable laws and regulations, of any services provided.

Once the initial audit plan has been approved, any requests for additional services or fees must be submitted to the Audit Committee for approval. These additional services may not commence until the Audit Committee reviews and approves the request.

These requests for approval are normally evaluated during regularly scheduled Audit Committee meetings. However, if a request is submitted between meeting times, the CFO or the Chair of the Audit Committee may approve the request pursuant to a delegation of authority. For the CFO, this approval authority is limited to services valued at less than $25,000, while for the Chair of the Audit Committee, the approval authority is limited to services valued at less than $100,000. Any requests for services exceeding $100,000 must be approved by the full Audit Committee. If either the CFO or the Chair has exercised their approval authority, they must disclose all approval determinations to the full Audit Committee at the next regularly scheduled meeting.

2020 PROXY STATEMENT	15

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee reviews all relationships between the independent auditor and the Company, including the provision of non-audit services. Grant Thornton has provided limited non-audit services to the Company, which are made up of agreed upon procedures performed in Ireland in connection with a government grant.

The Audit Committee considered the effect of Grant Thornton’s non-audit services in assessing its independence. After discussion with Company management and Grant Thornton, the Audit Committee concluded that the provision of these services was permitted under the rules and regulations concerning auditor independence.

INDEPENDENT AUDITOR’S FEES

The following table summarizes the aggregate fees for Grant Thornton’s services incurred by the Company. The Audit Committee pre-approved all of these audit and non-audit fees in accordance with the pre-approval policy described above.

Type of Fees	2019 ($)*	2020 ($)*	Description

Audit Fees	1,713,000	1,563,000	Fees for audit services performed during fiscal years 2019 and 2020 consisted substantially of: auditing the Company’s annual financial statements, reviewing the Company’s quarterly financial statements, audit services in connection with the adoption of ASC 842 and audit services in connection with acquisitions and divestitures.

Audit-Related Fees	361,000	239,000	Fees for audit-related services performed during fiscal years 2019 and 2020 consisted substantially of international statutory audit-related services in Germany, India, Ireland, Malaysia, Mexico, Portugal and the United Kingdom.

Tax Fees	21,000	21,000	Fees for tax services performed during fiscal years 2019 and 2020 consisted substantially of tax assistance in Malaysia, Mexico, the Netherlands and Turkey.

All Other Fees	2,000	1,000	Fees for all other services in 2019 and 2020 represent agreed upon procedures performed by Grant Thornton in Ireland in connection with a government grant.

Total Fees	2,096,000	1,824,000

*	Amounts have been rounded to the nearest thousand.

REQUIRED VOTE & RECOMMENDATION

Approval of this advisory proposal will require the affirmative vote of a majority of the votes cast in person or represented by proxy. Abstentions will not count as votes cast on this proposal, so abstentions will have no effect on the outcome. Broker non-votes will be considered as a vote “FOR” this proposal.

The Board recommends that you vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2021 fiscal year.

16	2020 PROXY STATEMENT

GOVERNANCE

The purpose of corporate governance is to ensure that we maximize shareholder value consistent with a business model of integrity, ethical practices and compliance with all applicable law.

As part of its duties to the Company, the Board monitors and oversees the proper safeguarding of the assets of the Company, the maintenance of appropriate financial and other internal controls and the Company’s compliance with applicable laws and regulations. Additionally, the Board monitors and oversees the governance practices of the CEO and senior management.

In order to serve the best interests of shareholders while carrying out its purpose, the Board has established internal guidelines, the Corporate Governance Guidelines, designed to promote effective oversight of the Company’s governance program and principles, beginning with the Board itself.

BOARD GOVERNANCE INFORMATION

ROLE OF THE BOARD

The key responsibilities of the Board, as a whole, include oversight of business strategy; succession planning for the CEO and for senior management; oversight of compliance; and oversight of risk management.

STRATEGY

Oversight of the Company’s business strategy and strategic planning is a key responsibility of the Board. The Board believes that overseeing and monitoring strategy is a continuous process - one that involves constant assessment to ensure that Company performance in the short and in the long term are consistent with creating and maximizing shareholder value. The Company’s management, on the other hand, are tasked with executing the business strategy. The Board receives regular updates and actively engages with senior management to monitor execution of the business strategy.

SUCCESSION PLANNING

The Board believes that one of its primary responsibilities is to oversee the development and retention of senior talent and to ensure that an appropriate succession plan is in place for our CEO and other members of senior management.

Governance HighlightsWe are committed to good corporate governance, which promotes the long-term interests of our shareholders, strengthens Board and management accountability and helps build public trust in Standex.Board PracticesAll non-employee directors are independentRegular executive sessions of independent directorsAudit, Compensation and Nominating and Corporate Governance committees are comprised solely of independent directorsAnnual board and committee self-evaluationsRisk oversight by the full Board and committeesOngoing review of optimal Board compositionBoard members participate in our Company-wide compliance and ethics training programsCorporate Governance Guidelines Independent compensation consultant reports directly to the compensation committeeLead Independent DirectorStock ownership guidelines for directors and executive officersPolicy against hedging and pledging of Company stockCode of Conduct applies to directors and all employeesAnnual advisory approval of executive compensationBoard and committees may engage outside advisors independently of management

Key Governance MaterialsCertificate of Incorporation By-LawsCorporate Governance GuidelinesCharter for each Board committeeCode of ConductCode of Ethics for Senior Financial ManagementYou can access these materials by going to ir.standex.com and clicking on Governance. See page 59 for instructions on receiving copies of these corporate governance materials.

2020 PROXY STATEMENT	17

COMPLIANCE

We view compliance with applicable laws and regulations as a foundational minimum for ethical business practices. The Board oversees our compliance policies and procedures to ensure the effective performance of management’s duties. Having our Code of Conduct apply to all employees, as well as the Board, sends the message that we are all committed to doing the right thing. Our specific compliance policies detail the ethical framework found in the Code of Conduct. Together, these compliance efforts assure that we act effectively and efficiently in the best interests of shareholders.

RISK

The CEO and other members of senior management are primarily responsible for managing the risks the Company faces. Our Enterprise Risk Management process is driven by our Corporate Governance Officer (a senior member of our internal legal department), in cooperation with the Company’s Director of Internal Audit, risk management department, CFO and other members of senior management. Risks are assessed and categorized in order to put in place appropriate mitigation plans. Risk factors are reviewed and rated according to their likelihood of occurrence, financial and intangible impact if occurrence took place, and velocity (how quickly the risk could affect the business). Mitigation plans are developed for the top identified risks. These risk assessments and mitigation plans are presented to the full Board for review and discussion.

Given the presence and impact of the COVID-19 pandemic, a custom created risk assessment and mitigation tool has been implemented to aid in planning for pandemic contingencies.

The Board’s responsibility regarding risk management is to oversee the Company’s risk management policies and procedures and provide guidance on the overall effectiveness of the policies and procedures. To fulfill this responsibility, the Audit Committee receives reports, on a quarterly basis, regarding the risks that have been identified and the measures that are being taken. The Audit Committee also receives reports on a regularly scheduled quarterly basis, presented by our Corporate Governance Officer and our Chief Legal Officer regarding material litigation, legal loss contingencies and calls received on our whistleblower hotline. The Board is regularly informed through the Audit Committee’s reports and through direct communications from senior management.

The Board and each committee’s risk oversight roles, as provided in their respective charters, are evaluated on an annual basis to determine whether the risk oversight responsibilities are being discharged effectively. The Board undertook this evaluation in FY 2020 and found that changing the current structure of risk oversight was not warranted. Other risk factors facing the Company are described in the Annual Report on Form 10-K, filed on August 25, 2020, under the Part I Section entitled “Item IA. Risk Factors.”

Board of Directors: Oversees Major Risks" Strategic" Competitive" Financial" Cybersecurity" Operational" Legal" Regulatory" Succession PlanningCommitteesAudit Committee Primary Risk Oversight" Financial statement integrity & reporting" Major financial & other business risk exposure" Oversight of the independent auditor" Legal, regulatory & compliance" Internal controlsCompensation Committee Primary Risk Oversight" Employee compensation practices and policies" Administration of compensation policies and programs" CEO Succession planningNominating & Corporate Governance CommitteePrimary Risk Oversight" Governance structure and processes" Legal and policy matters concerning corporate governance" Board membership candidacyManagement: Key Risk Responsibilities" Business Units identify and manage business risks" Design of risk framework, including risk appetite and boundaries" Internal Audit provides independent assurance regarding the design and effectiveness of our internal controls

18	2020 PROXY STATEMENT

BOARD LEADERSHIP STRUCTURE

The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure in order to best serve shareholders’ interests. To ensure an efficient and high-functioning board, in 2016, the Board elected our President and CEO, David Dunbar, to serve as Chair of the Board. In its determination that Mr. Dunbar should serve in this role, our Board examined several factors and believed that Board independence and management oversight were effectively maintained through the Board’s composition of independent directors, the committee system and a seasoned and engaged Lead Independent Director. A combined CEO and Chair role serves as an effective bridge between the Board and senior management and also provides strong unified leadership of the Company.

Optimal Board leadership structure may change as circumstances warrant. The Board reviews its determination annually in accordance with the Corporate Governance Guidelines. This annual review allows the Board to maintain flexibility and promote the execution of the Company’s strategy, the independent oversight of senior management and the best interests of shareholders. In the event the Board determines that a different leadership structure is in the best interests of the Company and its shareholders, the Board will consider a change.

BOARD DUTIES AND RESPONSIBILITIES

Within the Board leadership structure are three distinct roles with specific duties and responsibilities. These duties and responsibilities are described below and are set forth in the Company’s By-Laws and Corporate Governance Guidelines.

CHAIR OF THE BOARD

▶	Presides over meetings of the Board.
▶	Presides over meetings of shareholders.
▶	Consults and advises the Board and its committees on the business and affairs of the Company.
▶	Performs such other duties as may be assigned by the Board.

CHIEF EXECUTIVE OFFICER

▶	In charge of the affairs of the Company, subject to the overall direction and supervision of the Board and its committees and subject to such powers as reserved by the Board.

LEAD INDEPENDENT DIRECTOR

▶	Presides at all meetings of the Board at which the Chair of the Board is not present, including all executive sessions of independent directors.
▶	Encourages and facilitates active participation of all directors.
▶	Serves as a liaison between the independent directors and the Chair of the Board on particular issues brought up by independent directors.
▶	Calls and leads the executive sessions of independent directors.
▶	Leads the Board discussions regarding the CEO’s annual evaluation and succession planning.
▶	Provides feedback on information flow from management to the Board.
▶	Available to advise committee chairs in fulfilling their designated roles and responsibilities.
▶	Available for consultation and communication with shareholders, where appropriate and upon reasonable request.
▶	Performs such other functions as the Board or other directors may request.

MEETINGS OF THE BOARD: DIRECTOR ATTENDANCE

Under our Corporate Governance Guidelines, directors have a duty to attend, whenever possible, all Board and committee meetings for committees on which the director serves. The Board held 9 meetings in FY 2020. Each director attended at least 75% of the meetings of the Board and each of the committees on which such director served during FY 2020. All Board members attended the Company’s 2019 annual meeting of shareholders. The Company anticipates that all of the Board members will attend the 2020 Annual Meeting.

2020 PROXY STATEMENT	19

BOARD COMMITTEES

The Board maintains an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee (“N&CG Committee”). Only independent directors are eligible to serve on these Board committees. Each committee is governed by a written charter. To view the charters of the Audit Committee, Compensation Committee and N&CG Committee, go to ir.standex.com, click on “Governance,” then “Committee Charters.”

The following table shows the composition of each committee for FY 2020:

Committee Memberships
Name	A	C	N&CG
DAVID DUNBAR
MICHAEL A. HICKEY INDEPENDENT
CHARLES H. CANNON, JR. INDEPENDENT
JEFFREY S. EDWARDS INDEPENDENT
B. JOANNE EDWARDS INDEPENDENT
THOMAS E. CHORMAN INDEPENDENT
THOMAS J. HANSEN INDEPENDENT
DANIEL B. HOGAN INDEPENDENT

A Audit Committee	N&CG Nominating & Corporate	Chair
C Compensation Committee	Governance Committee	Member

Audit Committee2020 Members:Thomas J. Hansen (Chair)Charles H. Cannon, Jr.Thomas E. ChormanB. Joanne EdwardsMichael A. Hickey Independence: 15 out of 5 Meetings held in 2020: 5 Key ResponsibilitiesAppointing, compensating, evaluating, retaining or terminating, as well as overseeing the independent auditors; Reviewing matters pertaining to auditor independence and the provision of non-audit services; Resolving disagreements between senior management and the independent auditors regarding financial reporting; Reviewing and assessing the Company's financial and accounting policies and procedures as well as the quality and accuracy of annual and quarterly financial statements; Monitoring the establishment, maintenance and evaluation of the disclosure controls and procedures required by the SEC; Reviewing programs instituted by the Company's Internal Audit Department; Reviewing identified risks and the mitigation measures taken by senior management; Reviewing the CLO's reports relating to litigation and compliance; andOverseeing the whistleblower procedures for reporting questionable accounting and audit practices and other matters that may be reported through the whistleblower hotline.1 The Board has determined that each member of the Audit Committee qualifies as an audit committee financial expert under SEC rules and has accounting or related financial management expertise and is financially literate for purposes of the NYSE corporate governance listing standards. The Board has also determined that each member of the Audit Committee meets the independence standards set forth in the SEC rules and required by the NYSE.

20	2020 PROXY STATEMENT

REPORT OF THE AUDIT COMMITTEE

The Company’s internal controls and financial reporting are a multi-faceted undertaking, monitored and overseen by the Audit Committee. The Company’s management has the primary responsibility for the Company’s internal controls and financial reporting process. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements and reporting on the Company financial statements’ conformity with generally accepted accounting principles. Additionally, the independent auditors are responsible for providing an attestation on management’s assessment of the Company’s internal controls over financial reporting. The Audit Committee’s responsibility is to monitor and oversee all of these processes on behalf of the Board. This responsibility includes engaging the independent auditors, pre-approving their annual audit plan and reviewing their annual audit report.

In this context, the Audit Committee has reviewed and discussed the consolidated financial statements with management and Grant Thornton. The Audit Committee has also reviewed management’s assessment of the effectiveness of the Company’s internal controls over financial reporting and Grant Thornton’s evaluation of these controls. The Audit Committee further discussed matters required to be discussed by the applicable requirements of the PCAOB and the SEC. Grant Thornton has provided to the Audit Committee the written disclosures and the letter required by the PCAOB and has discussed with the Audit Committee its independence from the Company and Company management. Finally, the Audit Committee considered whether Grant Thornton’s provision of non-audit services to the Company was compatible with maintaining its independence.

Based on these reviews and discussions, the Audit Committee has recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended June 30, 2020 for filing with the SEC.

Thomas J. Hansen, Chair

Charles H. Cannon, Jr.

Thomas E. Chorman

B. Joanne Edwards

Michael A. Hickey

Compensation Committee2020 Members:Jeffrey S. Edwards (Chair)Charles H. Cannon, Jr.Thomas E. ChormanMichael A. HickeyIndependence: 14 out of 4Meetings held in 2020:4Key ResponsibilitiesRetaining or terminating compensation consultants; Reviewing and approving corporate goals and objectives regarding CEO compensation; Recommending salary structures and compensation plans to the Board; Reviewing and approving performance and operating goals under incentive plans for senior management; Reviewing and approving senior management's employment agreements, severance agreements and CIC agreements; Recommending changes to non-employee director compensation to the Board; Reviewing management's Compensation Discussion and Analysis to be included in the Proxy Statement; andReviewing the results of the say-on-pay resolution and other input received from our shareholders on compensation practices.1 The Board has determined that each member of the Compensation Committee meets the independence standards set forth in the SEC rules and required by the NYSE

Under our long-term incentive plans, the Compensation Committee may delegate some decision-making authority regarding awards to the CEO. This authority is limited to granting and approving awards for designated individuals, as long as such individuals are not officers of the Company, as determined by the Board, or directly report to the CEO. Currently, the Compensation Committee has delegated authority to Mr. Dunbar to grant such awards subject to a pool limit authorized by the Committee. The Compensation Committee has not delegated any of its other authority to any individual.

2020 PROXY STATEMENT	21

Nominating & Corporate Governance Committee 2020 Members: Thomas E. Chorman (Chair) B. Joanne Edwards Jeffrey S. Edwards Daniel B. Hogan Independence: 4 out of 4 Meetings held in 2020: 3 Key Responsibilities Drafting and reviewing the Corporate Governance Charter, Corporate Governance Guidelines and each committee charter; Monitoring all charters' compliance with laws, rules and regulations and recommending changes as appropriate; Reviewing the Company's policies and procedures for compliance with the Company's Code of Conduct and Code of Ethics for Senior Financial Management; Evaluating Board and committee memberships; Selecting and recommending candidates for Board membership; Retaining or terminating search firms to identify candidates for Board membership; and Establishing and leading the Board performance review process to measure the effectiveness of the Board, its committees and the individual directors.

REPORT OF THE NOMINATING & CORPORATE GOVERNANCE COMMITTEE

The duties and responsibilities of the Nominating and Corporate Governance Committee are broad. The N&CG Committee operates pursuant to the Corporate Governance Charter. In fulfilling the responsibilities and duties contained therein, the N&CG Committee actively reviews all Board principles, guidelines and charters. The N&CG Committee also maintains responsibility for overseeing senior management’s compliance with the Code of Conduct and Code of Ethics for Senior Financial Management. The N&CG Committee further identifies and evaluates candidates for Board membership, evaluates Board committee membership and recommends Company employees for election to Company officer roles. Lastly, the N&CG Committee establishes and maintains a Board performance review process and recommends changes to the Board based on the review.

CODE OF CONDUCT AND CODE OF ETHICS FOR SENIOR FINANCIAL MANAGEMENT

Management has the primary responsibility for creating, maintaining and administering programs to ensure employees’ compliance with the Code of Conduct and the Code of Ethics for Senior Financial Management, (the “Codes”), both of which are available by going to ir.standex.com, clicking on “Governance,” and then clicking on “Policies.” The N&CG Committee routinely receives updates from the Corporate Governance Officer on the existing programs and any proposed programs.

During the past fiscal year, the Company substantially revised the Code of Conduct as the prior format was overly formalistic. The updated Code of Conduct is easier for global employees to use and understand and is more visually appealing. The revised Code of Conduct is available by going to ir.standex.com, clicking on “Governance,” and then clicking on “Policies.” It was approved by the N&CG Committee and by the Board on July 23, 2020. During FY 2021, each director and employee will be asked to review and affirm their compliance with the updated Code of Conduct.

The Company also utilizes an online interactive compliance training program to educate employees on the Codes as well as other regulatory and workplace compliance topics. Employees are assigned training modules on a regular basis to promote ongoing awareness of ethics issues. The Company divisions routinely customize the modules to address ethics issues specific to their organizations.

The N&CG Committee is also responsible for evaluating and approving requests for waivers of the Codes. Any request must be submitted, in writing, to the Chair of the N&CG Committee, who then reports the submission to the whole N&CG Committee. The N&CG Committee then provides their recommendation on the request to the Board. Any waivers granted to executive officers are disclosed to shareholders as soon as practicable via the Company’s website. No waivers have been granted during FY 2020 or during any prior period.

Additionally, a third-party global, multi-language hotline is available 24/7 at every Company location worldwide, for anonymous reporting of financial, accounting, auditing or other employee concerns. This communication tool is a beneficial outlet for employees to express concerns.

22	2020 PROXY STATEMENT

IDENTIFYING AND EVALUATING CANDIDATES FOR BOARD MEMBERSHIP

The N&CG Committee is responsible for recommending candidates for Board membership when the N&CG Committee has identified a need to add new members or when there is a vacancy. The N&CG Committee has not established specific, minimum qualifications for director nominees. However, the N&CG Committee strives to find candidates whose skills complement the needs presented by the global, multi-sector, engineered manufacturing operations of the Company and whose skills include analytical financial expertise and strategic planning. Candidates must also possess characteristics, such as integrity and sound judgment, that would enable the Board to function cohesively and effectively. The N&CG Committee also evaluates whether a particular candidate has the capacity and desire to make a significant time commitment to serving on the Board.

To identify such candidates, the N&CG Committee has the authority to retain a third-party search firm and to consider suggestions by directors, shareholders and management. The N&CG Committee ensures that the pool of candidates reflects a range of professional experience and expertise as well as diversity of gender, race and ethnicity by instructing the search firm to seek out and present diverse candidates who may expand the perspectives of the Board. The N&CG Committee views diversity expansively and considers depth and breadth of relevant business experience, leadership performance and strategic acumen alongside other immutable characteristics that a candidate may possess.

The N&CG Committee reviews and evaluates each candidate by taking into account all available information concerning the candidate. All candidates, whether identified by a third-party search firm, the directors, management or shareholders, are evaluated based on the same criteria. The candidates must also fit within the existing composition of the Board to be recommended to the Board as a prospective nominee. As noted earlier in this Proxy Statement, the Board remains committed to adding another female to the Board when it is able to appropriately recruit a new board member.

Shareholders may submit recommendations for future candidates by notifying the N&CG Committee, in writing, using the process described under “How Can I Submit a Shareholder Proposal or Director Nomination?” on page 58. Please attach any appropriate supporting materials. Shareholders may submit direct nominations for inclusion in the Company’s Proxy Statement by following the process described under “How Can I Submit a Shareholder Proposal or Director Nomination?” on page 58.

BOARD SELF-ASSESSMENT

The N&CG Committee has developed and implemented a prescribed self-evaluation process to assess the configuration and enhance the functionality of the Board and each of its committees. This process identifies current Board members’ attributes, expertise and experiences and creates a skills matrix, which is used to identify areas of improvement within Board structure and committee configuration. The self-evaluation is instrumental in evaluating the future needs of the Board in relation to the Company’s strategic goals and identifying the qualifications a future candidate should have to aid in the achievement of those strategic goals.

Thomas E. Chorman, Chair

B. Joanne Edwards

Jeffrey S. Edwards

Daniel B. Hogan

2020 PROXY STATEMENT	23

ADDITIONAL GOVERNANCE MATTERS

CORPORATE SOCIAL RESPONSIBILITY/STANDEX CARES

Standex is committed to corporate social responsibility through our own actions and through the actions of our supply chain. We have a Supplier Code of Conduct (available at ir.standex.com, by clicking on “Governance,” and then clicking on “Policies”), which sets forth our expectations for our suppliers. Specifically, we look upon our suppliers as partners and expect that they will conduct their businesses in an ethical manner, act with integrity and engage in behavior that respects human rights, promotes a safe and healthy work environment and is environmentally responsible and efficient.

Our employee engagement program, Standex CARES (Connect, Act, Reach, Engage and Serve) continued to be enthusiastically supported by employees during the fiscal year. This program partners Company employees with education and service organizations in their local communities, so that our employees have the opportunity, on Company time, to perform community service that has an impact on the neighborhoods where we live and work. The Standex CARES program focuses on four areas of influence: education; workforce readiness; humanitarian relief and community engagement.

Unfortunately, the impact of COVID-19 meant that many planned activities were curtailed, due to the inability to send teams of employees into community spaces to accomplish projects in person. Nevertheless, many of our businesses found creative ways to remotely engage employees and support local aid organizations. We continue our efforts to be innovative and look for creative ways to help, as we eagerly plan for the time when we can re-engage in person in this program.

Additional information about the program can be found on our web site (standex.com/corporate-responsibility/community-outreach).

We will continue to work with our employees to grow these engagement initiatives.

SUSTAINABILITY AND SAFETY

During the fiscal year, the Company continued its journey toward developing more sustainable facilities. We increased our awareness and efforts around recycling, energy efficiency, reduction of waste and process improvement. Our Operational Excellence standard work processes continue to yield results for both improvements in production and employee focus on safety.

We place a particular emphasis on employee safety, with responsibility and accountability residing with each employee. Monthly safety calls with the Company CEO emphasizes this principle. We are proud of an important milestone reached this year: our TRIR fell below 1.0, a world-class metric of achievement that our employees have diligently pursued. Our footprint is global, and we continue to be aware of, and focus on, the change that we can affect when we focus on improvements to our facilities and work practices.

HUMAN CAPITAL MANAGEMENT

The Board also has responsibility for overseeing the Company’s employee and culture strategy, broadly called human capital management. The Board works with the Company VP of Human Resources to confirm that all organizational needs for specific competencies are being met and that workforce strategic optimization is taking place. As part of this process, the Company has a stated goal to fill 65% of management-level job vacancies with internal candidates. Regular employee surveys are taken, which guide management conversation and planning.

MANAGING THROUGH THE COVID-19 PANDEMIC

We have manufacturing facilities in 22 countries. We are proud of our employees, who worked diligently to keep our locations open as critical, essential manufacturers, serving infrastructure, medical and supply chain industries that are responding to the global pandemic.

To ensure consistent policies and procedures during the pandemic, a COVID-19 leadership task force developed resources for our businesses to use, along with written processes to implement all public health recommendations and respond immediately to reports of potential positive transmissions. A bi-weekly global call, during which all businesses shared best practices and practical guidance was held to support each other and manage through the pandemic.

24	2020 PROXY STATEMENT

ANTI-HEDGING AND ANTI-PLEDGING POLICIES

The Company’s anti-hedging and anti-pledging policy prohibits all officers, directors and key employees from engaging in certain transactions involving the Company’s securities. Specifically, officers, directors and key employees are prohibited from engaging in the following transactions involving Company securities:

▶	short-term trading, defined as selling Standex stock within six months of purchasing Standex stock on the open market;
▶	short sales;
▶	buying or selling put or call options, or other derivative securities;
▶	hedging transactions, such as zero-cost collars and forward sale contracts;
▶	holding Standex stock in a margin account; or
▶	pledging Standex stock as collateral without requesting approval.

For information regarding our Named Executive Officers’ compliance with such policies, refer to “Policy Concerning Transactions Involving Company Securities (Anti-Hedging Policy & Anti-Pledging Policy)” on page 44 of the Compensation Discussion and Analysis.

VIEW THE COMPANY’S GOVERNANCE MATERIALS

You can view the Company’s governance materials, including the Certificate of Incorporation, By-Laws, Corporate Governance Guidelines and Board committee charters on the Company’s website, ir.standex.com, by clicking on “Governance” and then selecting the specific Company material. Instructions on how to obtain copies of these materials are included on page 59.

COMMUNICATE WITH THE BOARD

The Board has established a process to facilitate communication by shareholders and other interested parties with directors. Communications can be addressed to directors by emailing boardofdirectors@standex.com, or by writing to:

Standex International Corporation

23 Keewaydin Drive, Suite 300

Salem, New Hampshire 03079

Attention: Corporate Governance Officer

Communications with the Board are distributed by the Corporate Governance Officer. At the direction of the Board, all mail received may be opened and screened for security purposes. The Corporate Governance Officer uses his or her discretion in determining whether to forward communications to the Board. Communications that are unrelated to the duties and responsibilities of the Board will not be distributed. Such items include, but are not limited to:

▶	spam
▶	junk mail and mass mailings
▶	product complaints or inquiries
▶	new product suggestions
▶	resumes and other forms of job inquiries
▶	surveys
▶	business solicitations or advertisements

In addition, material that is trivial, obscene, unduly hostile, threatening or illegal or similarly unsuitable items will be excluded; however, any communication that is excluded will be made available to any independent, non-employee director upon request.

2020 PROXY STATEMENT	25

DIRECTOR COMPENSATION

The compensation elements and amounts are established by the Board after a review of data prepared by the Compensation Committee’s independent compensation consultant. The data and report show competitive director compensation levels for peer companies and the Company’s peer group. More information about the Compensation Committee’s independent consultant report and the methods for determining competitive compensation can be found under “Basis for Determining Executive Compensation” on page 46.

In FY 2020, the Compensation Committee undertook a review of the compensation paid to our non-employee directors relative to the Company’s peer group. Based on this review, to bring non-employee director compensation in line with the median of the peer group, the Compensation Committee recommended and the Board approved the following adjustments to director compensation effective October 23, 2019:

▶	an increase in the annual cash retainer from $60,000 to $70,000;
▶	an increase in the annual equity stock grant from $100,000 to $105,000;
▶	an increase in the annual cash retainers for committee memberships; and
▶	an increase in the annual cash retainer for the Lead Independent Director from $16,000 to $25,000.

DIRECTOR COMPENSATION ELEMENTS

The FY 2020 compensation elements are shown in the adjacent table.

Directors may choose to defer up to 100% of their annual cash retainer into the MSPP, which is described in detail under “Management Stock Purchase Plan” on page 38. The equity portion of non-employee director compensation is granted in the form of shares of restricted stock having a $105,000 fair market value at the time of grant, which is established using the closing price of the Company’s stock on the date of the Annual Meeting. These shares of restricted stock vest 3 years after the grant date, are considered beneficially owned by the director and accrue dividend equivalents. Upon the retirement of a director or a change in control of the Company, all unvested shares of restricted stock are subject to acceleration and immediate vesting.

Directors do not receive fees for attending Board or committee meetings. Directors also do not receive benefits under Standex retirement plans or any perquisites.

Under the Company’s Corporate Governance Guidelines, all non-employee directors are expected to accumulate shares of Company stock with a value of at least five times the value of their annual cash retainer. Until a director has the requisite number of shares, they are required to retain at least 50% of the share units they are awarded.

fy 2020 non-employee director compensationCompensation Element Value Board Membership Annual Cash Retainer $70,000 Annual Equity Stock Grant $105,000 Committee Memberships Audit Non-Chair $10,000 Audit Chair $20,000 Compensation Non-Chair $ 7,500 Compensation Chair $15,000 N&CG Non-Chair $ 5,000 N&CG Chair $10,000 Lead Independent Director $25,000

As of June 30, 2020, all non-employee directors were in compliance with this requirement. Additionally, the Company has a policy concerning transactions involving Company securities. The policy is explained under “Anti-Hedging and Anti-Pledging Policies” on page 25. None of the directors have engaged in any of the prohibited transactions during FY 2020 or any prior periods.

Highlights of Director Compensation ProgramEmphasis on equity: ties the majority of director compensation to shareholder interests through stock grants. Long term focus: equity grants vest after three years incentivizing directors to focus on the long-term. Market competitive: adjustments to director compensation are based on peer group median levels and the work required of directors serving a diverse company such as ours. Anti-hedging: includes features that prohibit certain transactions involving our Company's stock. Stock ownership requirements: all directors must maintain equity ownership levels of at least five times the annual cash retainer and are required to retain at least 50% of the stock they are awarded until they reach the requisite number of shares.

26	2020 PROXY STATEMENT

DIRECTOR COMPENSATION TABLE

The following table sets forth certain information with respect to our non-employee director compensation for FY 2020. Compensation information for Mr. Dunbar is detailed in the Compensation Discussion & Analysis and Compensation Tables sections of this Proxy Statement. Mr. Dunbar did not receive any compensation solely for his service as a director.

Name	Fees Earned or Paid in Cash ($) [1]	Stock Awards ($) [2]	All Other Compensation ($) [3]	Total ($)
Charles H. Cannon, Jr.	83,875	105,000	4,348	193,223
Thomas E. Chorman	93,375	105,000	2,576	200,951
B. Joanne Edwards	81,500	105,000	-	186,500
Jeffrey S. Edwards	85,750	105,000	3,904	194,654
Thomas J. Hansen	41,750	205,795	4,348	251,893
Michael A. Hickey	11,875	205,795	-	217,670
Daniel B. Hogan	21,375	180,596	3,904	205,875

1

This column includes the annual cash retainer and fees earned for serving as Lead Independent Director, Chair or member of any committee less the portion of the annual cash retainer that the director elected to defer pursuant to the MSPP.

2

This column includes the aggregate grant date fair value of the annual equity stock grant and the RSUs granted under a director’s deferment election under the MSPP. The annual equity stock grants were made on October 23, 2019, valued at $73.19 per share, the closing price of our common stock on the grant date. The MSPP RSU grants were made on September 6, 2020, valued at $57.55 per share, the closing price of our common stock on June 30, 2020, and discounted by 25% under the terms of the MSPP. Totals have been calculated in accordance with FASB ASC 718.

3	This column consists of dividends equivalents that were paid in FY 2020 which had accrued during the 3-year vesting period for the director’s previous stock awards.

As of June 30, 2020, the aggregate number of unvested shares or share units held by each director was as follows:

Name	Unvested Stock (#)	Name	Unvested Stock (#)
Charles H. Cannon, Jr.	3,412	Thomas E. Chorman	3,412
B. Joanne Edwards	2,460	Jeffrey S. Edwards	4,076
Thomas J. Hansen	6,254	Michael A. Hickey	4,975
Daniel B. Hogan	5,543

2020 PROXY STATEMENT	27

DIRECTOR INDEPENDENCE & RELATED PARTY TRANSACTIONS

DIRECTOR INDEPENDENCE

Under our Corporate Governance Guidelines, the Board requires that at least a majority of directors either meet or exceed the independence requirements of the NYSE. These rules provide that, in order to be considered independent, each director or nominee does not have a material relationship with the Company, either directly or as a partner, shareholder, or officer of an organization that has a relationship with the Company. Furthermore, directors and nominees cannot have any prohibited relationships, such as certain employment relationships, with the Company, its independent auditor or another organization that has an affiliated relationship with the Company.

The Board undertakes an annual evaluation of director independence. At its meeting on July 23, 2020, the Board affirmatively determined that each member of the Board and each nominee, (other than David Dunbar, the Company’s President and CEO), meets the independence standards. In addition, all members of the Audit Committee satisfy the enhanced independence criteria required for members of audit committees, and all members of the Compensation Committee satisfy the enhanced independence criteria required for members of compensation committees.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Daniel B. Hogan is the son of Daniel E. Hogan, who was a co-founder of the Company and served in various capacities with the Company, including President and CEO, through 1985, and then as a consultant from 1985 until his death in 1991. The Board determined that this familial relationship has not compromised Mr. Hogan’s ability to exercise independent judgment or to serve as a director. As Dr. Hogan is retiring from the Board on the date of the Annual Meeting, this determination will no longer be necessary in the future.

Any transaction between the Company and its directors, executive officers, beneficial owners, and their immediate family members, is monitored closely. Proposed transactions in excess of $120,000 must be disclosed to the CLO. Furthermore, in the event a transaction is completed without the CLO’s knowledge, the transaction must be disclosed in an annual questionnaire that is completed and submitted to the CLO. During the past fiscal year and all prior periods, there have not been any such related party transactions.

Additionally, the Code of Conduct requires that all directors, executive officers and employees avoid engaging in any activity that might create a conflict of interest. All individuals are required to report any proposed transaction that might reasonably be perceived as creating a conflict of interest to their supervisor and/or the CLO. During the past fiscal year, there have not been any reports of such transactions.

28	2020 PROXY STATEMENT

SHARE OWNERSHIP

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires Standex directors, executive officers and other persons who beneficially own more than 10% of our common stock, to file reports with the SEC regarding their initial stock ownership and any changes in their stock ownership.

Based solely on a review of the reports filed for FY 2020 and related written representations, we believe that all of our executive officers and directors filed the required reports on a timely basis under Section 16(a), with the exception of the Form 3 filing for Ms. Annemarie Bell, Vice President of Human Resources, which was delayed due to an external error with the EDGAR filing system.

DIRECTOR & MANAGEMENT STOCK OWNERSHIP

The following table shows, as of July 31, 2020, the number of shares of our common stock beneficially owned by each of our current directors, director nominees and Named Executive Officers, and all directors and executive officers as a group.

Name of Beneficial Owner	Common Stock Beneficially Owned [1]	Percent of Outstanding Shares
Paul C. Burns	16,367	*
Charles H. Cannon, Jr. [2]	25,490	*
Thomas E. Chorman	11,105	*
Thomas D. DeByle [3]	70,401	*
David Dunbar [4]	89,770	*
B. Joanne Edwards	2,460	*
Jeffrey S. Edwards	10,552	*
Alan J. Glass	7,407	*
Thomas J. Hansen	8,545	*
Michael A. Hickey	3,412	*
Daniel B. Hogan [5]	16,406	*
James Hooven	4,066	*
Ademir Sarcevic	11,883	*
All Directors & Executive Officers	286,136	2.32%

*	Less than 1% of outstanding common stock

1

“Beneficially Owned” means having the sole or shared power to vote, and/or the sole or shared power to invest the shares of common stock. The column contains stock which is, as of July 31, 2020, beneficially owned by the director or executive. The column also includes shares of restricted stock units and performance share units that will be converted to common stock within 60 days: Burns (943), DeByle (1,413), Dunbar (8,300), Jeff Edwards (664), Glass (1,543), Hansen (885), Hogan (664) and all other directors and executive officers (150).

2	Mr. Cannon has 22,077 shares held in a trust, of which he is the trustee, for the benefit of Mr. Cannon’s children.

3

Mr. DeByle has shares held in the Employee Stock Ownership Plan portion of the Standex Retirement Savings Plan. The number of such shares may differ slightly from the number reported on Mr. DeByle’s SEC ownership filing due to the Company’s adoption of unitized accounting for such shares under which each participant is allocated a number of units (Company shares + between 0% and 3% of their investment), rather than a defined number of shares.

4	Mr. Dunbar has 46,637 shares held in a revocable trust, of which he is the trustee, for the benefit of his immediate family members.

5	Mr. Hogan has 11,258 shares held in a revocable trust of which he is the trustee.

2020 PROXY STATEMENT	29

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Based on the most recent Schedule 13G filings, the following table sets forth information about the number of shares of our common stock held by persons we know to be the beneficial owners, as determined in accordance with Rule 13d-3 of the Exchange Act, of more than 5% of the Company’s issued and outstanding common stock.

Name and Address	Common Stock Beneficially Owned [1]	Percent of Outstanding Shares as of the Filing Date
BlackRock Inc. [2]
55 East 52nd Street	1,910,170	15.3%
NewYork, NewYork 10055
The Vanguard Group [3]
100 Vanguard Blvd.	1,323,947	10.62%
Malvern, Pennsylvania 19355
Champlain Investment Partners, LLC [4]
180 Battery Street	812,330	6.52%
Burlington, Vermont 05401

1	This column shows shares beneficially owned by the named owner as follows:

	BlackRock	Vanguard	Champlain
Sole voting power	1,881,308	12,581	598,810
Shared voting power	-	2,181	-
Sole investment power	1,910,170	1,310,998	812,330
Shares investment power	-	12,949	-

2	Information on BlackRock is based on a Schedule 13G/A filed by BlackRock on February 4, 2020.

3	Information on Vanguard is based on a Schedule 13G/A filed by Vanguard on February 12, 2020.

4	Information on Champlain is based on a Schedule 13G/A filed by Champlain on February 13, 2020.

30	2020 PROXY STATEMENT

COMPENSATION DISCUSSION & ANALYSIS

The following sections contain our Compensation Discussion and Analysis. This CD&A provides an overview and analysis of our executive compensation program and policies and the material compensation decisions we have made for our chief executive officer, chief financial officer and our other executive officers named in the “Summary Compensation Table” starting on page 48. This group is collectively referred to as our “Named Executive Officers” or “NEOs.” During FY 2020, our NEOs were:

▶	David Dunbar, President and Chief Executive Officer (“CEO”);
▶	Ademir Sarcevic, Vice President, Chief Financial Officer (“CFO”) and Treasurer;
▶	Alan J. Glass, Vice President, Chief Legal Officer (“CLO”) and Secretary;
▶	Paul C. Burns, Vice President of Strategy and Business Development;
▶	James Hooven, Vice President of Operations and Supply Chain; and
▶	Thomas D. DeByle, Former Vice President, CFO and Treasurer;

Mr. Sarcevic joined the Company on September 9, 2019 as CFO.

Mr. Hooven joined the Company on February 17, 2020 as the Vice President of Operations and Supply Chain.

Mr. DeByle retired from the Company effective September 20, 2019.

BUSINESS HIGHLIGHTS

Due to the COVID-19 pandemic, FY 2020 consisted of two distinct periods for us. During the first eight months of the fiscal year, we saw a solid performance during which virtually all of our businesses were on target to meet or exceed our expectations. During the last four months, the pandemic adversely impacted our revenues and earnings. We took immediate actions that both responded to the immediate economic impact and also accelerated our strategic priority to become a more focused and higher margin industrial company — first to ensure the health and safety of our employees and then to protect profitability and the strength of our balance sheet. We continued to meet the needs of our customers, many of whom were considered to be in “essential industries” and we succeeded in delivering free cash flow of 300% of net income in the quarter. We also identified and executed cost reduction actions resulting in approximately $7M in annualized savings. We took action to convert floating into fixed rate debt, resulting in a $1M annualized cost savings. The net result for FY 2020 was a 5.5% decrease in year over year sales and a 23.8% decrease in operating income. Despite the impact of the pandemic, we still generated $56.5M in net cash from continuing operating activities and reduced our ratio of net debt to EBITDA to 0.8, down from 0.95 at the end of the prior year. We also continued to make progress in improving the quality of our portfolio. The divestiture of our Refrigerated Solutions Group resulted in a pro-forma 200 basis point increase in our operating margins; this divestiture, together with the FY 2019 Cooking Solutions Group divestiture, has transformed us into a company no longer dependent on sales of standard products to the food service industry and into a more focused group of businesses selling customized solutions to high value end markets. We acquired Renco Electronics just after the conclusion of the fiscal year, which strengthens the high-reliability magnetics portion of our Electronics segment. These actions, together with the increased collaboration of our businesses in responding to the pandemic, positions us well to emerge stronger than ever from the pandemic-induced recession.

Checklist of Compensation PracticesIn addition to the principles and objectives discussed below, the Compensation Committee strives to design the Companys compensation program to include what is considered good practices in the industry. Much like our corporate governance practices, we believe that good compensation practices increase shareholder value, strengthen our business and encourage us to manage risk properly. This checklist provides a highlight of our compensation practices:Executive compensation is tied to performanceCaps on incentive payoutsStrategic performance metricsBenchmarks determined based on peers of comparable size, complexity & industryCompensation Committee has the right to claw back awardsIndependent compensation consultantStock ownership guidelinesEncourage long-range planningCompensation Committee is comprised solely of independent directorsOur incentive programs do not encourage excessive risk takingNo hedging or pledging of Company sharesNo single-trigger change in control severance benefitsNo excise tax gross-up provisionsNo excessive perquisites

2020 PROXY STATEMENT	31

Our Compensation Objectives and PrinciplesThese principles have been established by the Compensation Committee to further the objectives and guide the design and administration of specific plans, agreements and arrangements for our executives, including the Named Executive Officers.ObjectivesAlign the interests of our executives with the interests ofour shareholdersAttract, retain and motivate highly qualified executivesPay for performance by rewarding current performanceand driving future performanceAppropriately manage riskProvide a competitive pay opportunityPromote long-term commitment to the Company viadeferred equity awards and share ownership guidelines forour executivesPrinciplesIncentive compensation should be performance-based Incentive compensation should represent the majority oftotal target compensation Incentive compensation should balance short and long-termperformance Incentive compensation should discourage excessive risk-takingLong term incentives should balance stock appreciationand financial achievementsCompensation levels should be competitiveExecutive compensation should be reviewed annually

OBJECTIVES AND PRINCIPLES

INCENTIVE COMPENSATION SHOULD BE PERFORMANCE-BASED

The Compensation Committee believes that a significant portion of the compensation received by executives, including our Named Executive Officers, should be tied to the performance of the Company relative to established financial objectives and to individual strategic metrics. The elements of the executive compensation program embody this principle by linking the annual incentive opportunity and long-term equity grants directly to such performance.

On an annual basis, the Compensation Committee reviews an independent report, provided by the external compensation consultant on realizable pay for performance to ensure that our executives’ realizable pay is in line with overall Company performance and is also competitive when compared to the Company’s peer group.

INCENTIVE COMPENSATION SHOULD REPRESENT THE MAJORITY OF TOTAL TARGET COMPENSATION

The Compensation Committee believes that the majority of an executive’s compensation should be “at risk,” as an incentive to drive the creation of sustainable shareholder value and align the interests of our executives with those of our shareholders. In 2020, our Named Executive Officers’ incentive compensation amounted to 63% of their total target compensation, on average. The Committee believes that the CEO’s incentive compensation should be a higher percentage of total compensation given the CEO’s strategic position and responsibility to drive company performance. In 2020, the CEO’s incentive compensation was 78% of his total target compensation. The adjacent table presents the percentage of total target compensation that was “at-risk” for each Named Executive Officer, and the graph represents the mix of the Named Executive Officers’ total target compensation.

	Name	Percent of FY 2020 Pay “At Risk” (%)
	David Dunbar	78.0%
	Ademir Sarcevic	67.7%
	Alan J. Glass	60.8%
	Paul C. Burns	60.8%
	James Hooven	48.7%

CEO COMPENSATION MIX 22% 22% 33% 23% NEO COMPENSATION MIX 20% 37% 22% 21% Fixed Pay Base Salary At-Risk Pay Annual Incentive OIP PSU OIP RSA

32	2020 PROXY STATEMENT

INCENTIVE COMPENSATION SHOULD BALANCE SHORT-TERM AND LONG-TERM PERFORMANCE

The Compensation Committee believes that driving sustained shareholder value creation requires that executive incentive compensation be appropriately balanced between short and long-term objectives. In addition, the Compensation Committee believes that such balancing discourages excessive risk taking that otherwise could drive short-term results at the expense of sustained long-term performance. Our executive compensation program promotes this objective by balancing the long-term incentive components in the form of equity-based awards, such as restricted stock awards and contingent performance shares, with short-term annual cash incentive opportunities.

The value of long-term incentive components is tied, in part, to our stock price, thereby aligning executives’ interests with those of shareholders. However, the Compensation Committee recognizes that our share price is an incomplete measure of Company performance in the short term, as other factors may significantly impact stock prices. Accordingly, the annual cash incentive opportunity component of executive compensation emphasizes current or short-term corporate performance and the realization of short-term defined business and financial objectives. The Compensation Committee has determined that the balance between annual cash incentive opportunities and long-term equity incentives encourages our Named Executive Officers to focus on creating short and long-term shareholder value, while fulfilling business objectives and strategic goals.

LONG-TERM INCENTIVES SHOULD BALANCE STOCK PRICE APPRECIATION AND BUSINESS/FINANCIAL-BASED ACHIEVEMENTS AS WELL AS SHAREHOLDER RETURN RELATIVE TO OTHER INDUSTRIAL MANUFACTURING COMPANIES

Our FY 2020 long-term incentive awards for NEOs other than the CEO are equally weighted between restricted stock awards and contingent performance shares. The restricted stock awards cliff vest at the end of a 3-year service period. The contingent performance shares vest at the end of a 3-year performance period based on achievement against pre-established financial performance criteria. With respect to FY 2020 awards, ultimate award payouts will be adjusted by a relative TSR measure over the 3-year performance period to reflect performance relative to other industrial companies in the S&P 600 Capital Goods Index. The Compensation Committee has determined that this long-term incentive mix appropriately encourages long-term equity ownership, promotes a balance between stock price appreciation and financial-based achievement, aligns the interests of our Named Executive Officers with shareholders and aids in retention of our Named Executive Officers.

COMPENSATION LEVELS SHOULD BE COMPETITIVE

The Compensation Committee reviews market compensation data compiled and prepared by the Compensation Committee’s independent executive compensation consultant to evaluate whether our executive compensation program is market competitive. The Compensation Committee uses this data to benchmark our executives’ base salary, annual incentive opportunities and long-term incentive compensation. Generally, the Compensation Committee then sets target compensation at approximately the market median. However, the Compensation Committee considers other relevant factors in setting each Named Executive Officer’s total target compensation, including the Named Executive Officer’s scope of responsibilities and duties, experience, tenure with the Company, and individual performance as well as competitive market data, Company performance and internal pay equity. As a result, the Compensation Committee may set a Named Executive Officer’s total target compensation or an individual component of total target compensation below or above market median. By taking into account market data and other relevant considerations, the Compensation Committee is able to set each Named Executive Officer’s compensation at an appropriate level that enables us to attract and retain the highly qualified executives necessary to drive long-term enhancement of shareholder value.

THE EXECUTIVE COMPENSATION PROGRAM SHOULD BE REVIEWED ANNUALLY

The Compensation Committee believes that it is prudent to review and evaluate the executive compensation program annually in light of evolving market practices, regulatory requirements, the competitive market for executives and our executive compensation philosophy. This process is repeated in a structured manner annually.

2020 PROXY STATEMENT	33

COMPONENTS OF EXECUTIVE COMPENSATION

OVERVIEW

We provide three elements of total direct compensation: base salary, annual incentives and long-term incentives, which are described below. We also provide limited perquisites (see page 43) and standard retirement and benefit plans (see page 42).

	CEO	Average Named Executive Officer	Description

Base Salary			Fixed cash compensation based on the market-competitive value of the skills and knowledge required for each role. Reviewed and adjusted when appropriate to maintain market competitiveness.

Annual Incentive			Designed to reward results in the prior year. Annual cash incentives based on: ▶ Achievement of Company financial metrics ▶ Individual performance on pre-established strategic goals

Long-Term Incentives

Forward-looking equity awards intended to motivate and reward potential to drive future growth and align the interests of NEOs and shareholders. Grants awarded in the form of restricted stock awards and performance share units. Current performance measures include:

▶  EBITDA

▶   ROIC

▶  Modified ROIC

BASE SALARY

Base salary is fixed cash compensation. During the first quarter of each fiscal year, the Compensation Committee reviews and establishes the base salaries of the executives including the Named Executive Officers. For each Named Executive Officer, the Compensation Committee takes into account a number of factors, including the scope of the executive’s responsibilities and duties, experience, tenure with the Company, and individual performance as well as competitive market data, Company performance and internal pay equity. The Compensation Committee does not assign any relative or specific weights to these factors. Salary levels are reviewed annually and are adjusted when appropriate. Increases in base salary are not automatic or guaranteed in order to promote a performance culture.

Effective October 1st of FYs 2019 and 2020, the base salary of each Named Executive Officer was set as follows:

Name	FY 2020 Base ($)	FY 2019 Base ($)	Increase

David Dunbar	852,088	827,270	3%

Ademir Sarcevic	415,000	N/A	N/A

Alan J. Glass	360,500	350,000	3%

Paul C. Burns	360,500	350,000	3%

James Hooven	330,000	N/A	N/A

Thomas D. DeByle [1]	N/A	423,872	N/A

1	Mr. DeByle did not receive an increase in base salary due to his retirement prior to the effective date of the base salary increases.

34	2020 PROXY STATEMENT

ANNUAL INCENTIVE OPPORTUNITY

The Compensation Committee establishes the annual cash incentive opportunity for executives including our Named Executive Officers through a detailed performance planning process called the Balanced Performance Plan (“BPP”). During the BPP process, the Compensation Committee establishes (i) the target incentive amounts; (ii) the respective weight of the financial performance measures and strategic goals; (iii) the Company financial performance goals at “threshold,” “target,” and “superior” levels; and (iv) the strategic goals for each Named Executive Officer. The BPPs and each goal are reviewed and discussed during the course of two Compensation Committee meetings through the first quarter of each fiscal year before being approved.

2020 ANNUAL INCENTIVE FORMULA

Base Salary Target Percentage Financial Achievement Factor* Strategic Achievement Factor* Annual Incentive Amount

* These factors are calculated by taking the goal weight and multiplying it by the goal achievement percentage. For example, if the weight of financial goals totals 75%, and the financial achievement percentage is 100%, the financial achievement factor would be 75%.

TARGET INCENTIVE AMOUNTS

Each year the Compensation Committee sets the target incentive amount for each Named Executive Officer, expressed as a percentage of the executive’s base salary. The Compensation Committee sets these target incentives based on a number of factors, including the Named Executive Officer’s role and responsibilities, internal pay equity and competitive market data, in consultation with the compensation consultant and in adherence to our stated executive compensation objectives and principles. The target annual incentive opportunity for each Named Executive Officer in FY 2020 is as follows:

Name	Target Annual Incentive (% of Base Salary)	Target Annual Incentive Amount ($)

David Dunbar	105%	894,692

Ademir Sarcevic	60%	249,000

Alan J. Glass	55%	198,275

Paul C. Burns	55%	198,275

James Hooven	45%	148,500

Thomas D. DeByle	0%	-

GOAL WEIGHT WITHIN TARGET INCENTIVE

After establishing a target incentive amount for each executive, the Compensation Committee determines the relative weight of financial performance measures and strategic goals. For FY 2020, the Compensation Committee set the following relative weight of these performance measures (except for Mr. Burns):

▶	75% of the annual incentive opportunity would be based on the achievement of financial performance goals, and
▶	25% of the annual incentive opportunity would be based on individual achievement of strategic goals.

Payout for the achievement of both financial performance and strategic goals can range between 0% and 200%, where performance below threshold levels corresponds to a payout of 0%, while performance at or above superior levels corresponds to a payout of 200%. For example, if the weight of financial goals is 75%, the maximum financial achievement factor would be 150%. Similarly, if the weight of strategic goals is 25%, the maximum strategic achievement factor would be 50%. The combined factors are capped at 200%.

With respect to Mr. Burns, the Compensation Committee determined that 35% of his annual incentive opportunity would be based on achievement of financial performance goals and 65% of his annual incentive opportunity would be based on strategic goals due to the nature of his position as head of the Company’s strategy and business development function.

2020 PROXY STATEMENT	35

SETTING FINANCIAL PERFORMANCE MEASURES

The Compensation Committee, working with the CEO, evaluates and establishes financial objectives that correlate to the creation of shareholder value, are aligned with the Company’s annual business plan and are appropriate measures for evaluating executive performance. For FY 2020, the Compensation Committee selected the following three financial performance measures: (i) EBITDA, (ii) adjusted EPS, and (iii) net working capital turns. The Compensation Committee selected these performance measures because it believes they are important financial factors in preserving and enhancing shareholder value in the short-term and sustaining growth and stability for the long-term.

After determining the performance measures, the Compensation Committee sets “threshold,” “target,” and “superior” performance goals, which correspond to annual incentive payouts of 50%, 100% or 200% of the target incentive amount, respectively, except for “threshold” for the EBITDA performance measure corresponds to a payout of 25%. If actual performance falls between two performance levels, the amount of the incentive payout would be determined through interpolation. However, no payout would be made if actual performance falls below threshold. The Compensation Committee sets the “threshold” performance level high enough so that achieving the level is not guaranteed, while setting the “superior” performance level high enough so that achieving it is difficult and represents an outstanding accomplishment. The Compensation Committee may adjust the financial performance targets to reflect the impact of special events, such as acquisitions or divestitures, during a fiscal year. These adjustments are made pursuant to established guidelines and are appropriate in light of long-term growth strategies and business operations.

FINANCIAL GOALS & RESULTS FOR FY 2020

For FY 2020, the financial performance metrics, weights, achieved performance levels and payout percentages were as follows:

Financial Performance Metric	Threshold Target Superior	Weight	Weighted Achievement

EBITDA [1]		40%	10%

Adjusted EPS [2]		5%	0%

Net Working Capital Turns Q1 [3]		6%	5.7%

Net Working Capital Turns Q2		6%	4.7%

Net Working Capital Turns Q3		6%	4.2%

Net Working Capital Turns Q4		6%	0%

Net Working Capital Turns 5 Point Average [4]		6%	4%

	Financial Goals Weighted Achievement Total		28.7%[5]

1

EBITDA, which stands for earnings before interest, tax, depreciation and amortization, is a non-GAAP financial measure that is determined by the sum of (i) income from continuing operations before income taxes, (ii) interest expense, and (iii) depreciation and amortization.

2

This value is greater than the Company’s actual reported earnings per share of $3.49 for FY 2020. This value, used for the purpose of determining the annual incentive opportunity, adjusts for restructuring charges, purchase accounting, insurance recoveries, discrete tax events, discontinued operations and acquisition costs.

3

Net working capital turns measures the ratio of sales to net working capital. The ratio was calculated by using annualized net sales for the trailing three-months of the listed quarter, and dividing by the net working capital (calculated as net accounts receivable and inventory minus accounts payable) at the end of the listed quarter.

4	This five-point average included the net working capital turns for Q1-Q4 of FY 2020 and Q4 of FY 2019.

5	Mr. Burns’ financial goal weighted achievement total was 13.4% due to differing weight of financial vs. strategic goals.

36	2020 PROXY STATEMENT

SETTING STRATEGIC GOALS

The Compensation Committee, in consultation with the Board, evaluates and establishes strategic objectives that correlate with the creation of shareholder value, align with the Company’s business plan and are appropriate measures for judging individual executive performance. As with financial performance measures, the Compensation Committee sets relative weights and metrics for each strategic goal. The specific goals are developed based on the individual nature of an executive’s role and responsibilities.

In FY 2020, the Compensation Committee set the following strategic goals for the CEO:

▶

Deliver $55M sales from growth laneways; improve accountability and management’s process to reduce forecast misses by 25%; implement an annual Kaizen event plan for sites with > 50 employees; achieve TRIR of 1.1 or better;

▶

Attempt to close two or more strategic bolt-on acquisitions with IRR > 15%; initiate divestiture activity on at least one portfolio business; execute portfolio moves such that quality of earnings and growth profile of the Company is improved; and

▶	Successfully onboard new CFO; achieve internal fill rate of 65%.

In consultation with the CEO, the Compensation Committee sets strategic goals for executive officers, including the other Named Executive Officers, that are tied to the completion of specific projects in their functional areas. These projects are important to the Company in that they improve productivity and significantly lower the cost structures of the respective departments, resulting in better processes and reduced costs.

STRATEGIC GOALS & RESULTS FOR FY 2020

The Compensation Committee met with the CEO to evaluate the performance of each Named Executive Officer (other than the CEO) against their strategic goals. To determine the extent to which each strategic goal was met, the Compensation Committee evaluated several factors including the difficulty of reaching the goal, the work performed to achieve the goal, the quality of the work performed and other factors that influenced the ease or difficulty of meeting the goal. Additionally, the Compensation Committee took into consideration the quality of management’s response to the COVID-19 pandemic and the rapid actions taken to ensure employee safety and mitigate the adverse financial impact to the businesses. The Compensation Committee determined that each Named Executive Officer achieved greater than target on their strategic goals. For the CEO, the Compensation Committee evaluated his performance based on the response to the COVID-19 pandemic, as well as the following:

▶

The continued deployment of the Company’s Growth Disciplines resulted in an increase of > $60M in laneway sales. The implementation of a missed commitment review process reduced Q4 misses against forecast by 25% and improved net working capital turns. TRIR of 0.57 was achieved.

▶

Objectives met with the agreements to purchase Torotel and Renco Electronics. The Refrigerated Solutions Group divestiture was completed successfully. The divestiture also improved EBITDA margins by 240 bps.

▶

Mr. Sarcevic successfully onboarded as new and effective CFO. Internal fill rate is 61%. Additional hire and onboarding of Mr. Hooven as Vice President of Operations and Supply Chain brought additional bench strength to support improvements in operating discipline.

OVERALL ANNUAL INCENTIVE OPPORTUNITY RESULTS FOR NEOS

The following table shows the overall annual incentive opportunity results for FY 2020. Each executive has the opportunity to participate in the Management Stock Purchase Plan, described below, under which executives can defer a pre-selected percentage of their annual incentive awards into the receipt of RSUs at a 25% discount.

Name	Financial Achievement Factor	Strategic Achievement Factor	Total BPP Score	Target Annual Incentive Amount ($)	Annual Incentive Amount ($)

David Dunbar	28.7	46.3	75	894,692	671,019

Ademir Sarcevic [1]	28.7	46.3	75	249,000	186,750

Alan J. Glass	28.7	46.3	75	198,275	148,706

Paul C. Burns	13.4	79.6	93	198,275	184,396

James Hooven [2]	28.7	46.3	75	148,500	83,531

Thomas D. DeByle [3]	-	-	-	-	-

1	Under the terms of his employment agreement, Mr. Sarcevic did not receive a pro-rated annual award and instead, was granted an annual incentive award at the full amount for the year.

2	Under the terms of his employment agreement, Mr. Hooven received a pro-rated annual award at 75% of what he would have received had he been employed for the full year.

3	Mr. DeByle was not granted an annual incentive award due to his retirement in September 2019.

2020 PROXY STATEMENT	37

MANAGEMENT STOCK PURCHASE PLAN

The Compensation Committee believes that while the annual incentive award provides motivation for executives to meet annual performance goals, the Management Stock Purchase Plan (“MSPP”) adds an additional long-term component. Under the MSPP, management at a certain salary level can elect to defer their annual incentive awards into the receipt of restricted stock units (RSUs) at a 25% discount, valued at the lower of (i) the closing price of the Company’s common stock on the last business day of the fiscal year (June 30, 2020) or (ii) the closing price of the Company’s common stock on the date on which the annual incentive award is certified by the Compensation Committee (August 26, 2020). Executives must make their election prior to the beginning of the fiscal year and can defer up to 50% of their annual incentive award. These RSUs cliff vest at the end of a 3-year period and the executive receives shares of stock equal to the amount of RSUs granted. Executives accrue dividends, which are paid upon vesting, on the RSUs, but do not have voting rights until the shares underlying the RSUs are delivered. The following table details, for FY 2020, the percent each Named Executive Officer elected to defer under the MSPP, the value of that deferral and the amount of RSUs granted pursuant to the deferral.

Name	Annual Incentive Award Deferred (% of Award)	Amount of the Deferral ($) [1]	RSUs Granted (#) [2]

David Dunbar	50%	335,510	7,773

Ademir Sarcevic	20%	37,350	865

Alan J. Glass	50%	74,353	1,723

Paul C. Burns	20%	36,879	854

James Hooven	0%	-	-

Thomas D. DeByle	0%	-	-

1	The amount of the deferral is the dollar value of the annual incentive award that is actually deferred into the receipt of discounted RSUs under the MSPP.

2

Based on the closing price of the Company’s common stock on June 30, 2020 ($57.55), the closing price of the Company’s common stock on the last day of the fiscal year, and discounted by 25%. RSUs have been rounded up to the nearest whole unit.

38	2020 PROXY STATEMENT

LONG-TERM INCENTIVE PLAN

In 2018, the Company, with the approval of its shareholders, adopted the 2018 Omnibus Incentive Plan (“OIP”). The purpose of the OIP is to align executives’ interests with those of shareholders through the annual grant of long-term equity awards. These long-term equity awards reward executives for the Company’s performance over a multi-year period. All long term incentive awards to NEOs for FY 2020 were made in September 2019 under the OIP. Prior to the approval of the OIP, the Company granted awards under the 2008 Long Term Incentive Plan (“LTIP”), which expired in October 2018. Certain outstanding award grants were made under the LTIP.

OIP STRUCTURE

The FY 2020 OIP awards consists of two types of equity awards: time-vested restricted stock awards (RSAs) and performance-based performance share units (PSUs). The Compensation Committee selected these equity vehicles for FY 2020 because each aligns the interests of our Named Executive Officers with those of our shareholders, enhances retention of our Named Executive Officers and provides the opportunity to meaningfully increase the level of stock ownership by our Named Executive Officers. In addition, the PSUs motivate our NEOs and reward achievement of financial metrics (and share performance) that are aligned to our long-term business strategy and build long-term shareholder value.

OIP Component	Description
Awards of Restricted Stock (“RSAs”)	Cliff vest at the end of a 3-year period
Performance Share Units (“PSUs”)	Cliff vest at the end of a 3-year period at 0% to 200% of award value based on pre-determined financial performance metrics

Each RSA vests on the 3rd anniversary of the grant, provided that the RSA holder is employed continuously through the vest date. However, RSAs will immediately vest upon death, disability or retirement. All RSAs under the OIP and the LTIP are considered beneficially owned by the executive, have voting rights, and earn dividend equivalents, which are paid upon vesting.

Each PSU grant cliff vests at the end of a 3-year performance period based on results achieved against Compensation Committee-approved performance metrics. Payouts under the PSU grant may range from 0% to 200% of the target award and are settled in shares of common stock. If threshold performance goals are not achieved by the conclusion of the performance period, the PSU award would be forfeited and no shares would be delivered under the award. PSUs are also subject to forfeiture upon termination of employment during the performance period for any reason other than death, disability, retirement or involuntary termination in connection with a change in control.

Additionally, the Compensation Committee has the discretion to grant awards of restricted stock for a variety of reasons, including sign-on bonuses to attract talent and discretionary grants to retain and motivate executives.

The Compensation Committee believes that long-term incentive compensation is essential for retaining and motivating executives. It further believes that providing our executives with long-term incentives will encourage them to operate the Company’s business with a view towards building long-term shareholder value. Based on these considerations, the Compensation Committee, in consultation with its external compensation consultant, establishes (i) the target incentive amounts, (ii) the percentage of the target award that is granted in the form of RSAs and PSUs, and (iii) the performance measures at “threshold,” “target” and “superior” levels.

FY 2020 TARGET INCENTIVE AMOUNTS

For FY 2020, the Compensation Committee set the target long-term incentive compensation for each Named Executive Officer, expressed as a percentage of the executive’s base salary based on a number of factors, including the Named Executive Officer’s role and responsibilities, internal pay equity, competitive market data and our stated executive compensation objectives and principles. The Compensation Committee also set the percentage of the total incentive compensation that will be granted in the form of PSUs and RSAs based on the understanding that the CEO is in the best position to drive overall Company performance and should have a larger portion of his long-term incentive award be awarded in PSUs.

2020 PROXY STATEMENT	39

For FY 2020, the Compensation Committee established the following target long-term incentive awards, with the percentage of such award granted as PSUs for each Named Executive Officer:

Name	Target Award (% of Base Salary)	Target Award Amount ($)	Target Award (% Awarded in PSUs)
David Dunbar	250%	2,130,220	60%
Ademir Sarcevic	150%	622,500	50%
Alan J. Glass	100%	360,500	50%
Paul C. Burns	100%	360,500	50%
James Hooven [1]	0%	-	-
Thomas D. DeByle [2]	0%	-	-

1

Mr. Hooven was not awarded any long-term equity awards in FY 2020 because Mr. Hooven joined the Company in February 2020. Mr. Hooven did, however, receive a discretionary stock grant under the OIP as a sign-on bonus.

2	Mr. DeByle was not granted any long-term incentive awards in FY 2020 due to his retirement in September 2019.

PERFORMANCE MEASURES

The most recently certified award for the FY 2018-2020 performance period was subject to the following performance metrics:

▶	Three-Year Cumulative EBITDA
▶	Three-Year Average Return on Invested Capital

The first metric, 3-year cumulative EBITDA, which stands for earnings before interest, tax, depreciation and amortization, is a non-GAAP financial measure that is determined by the sum of (i) income from continuing operations before income taxes, (ii) interest expense, and (iii) depreciation and amortization. The Compensation Committee selected this financial metric because of its direct correlation to profitability and cash flow. Profitability and cash flow are critical to the Company’s ability to complete acquisitions, invest in its core businesses, declare dividends for shareholders and improve overall liquidity.

The second metric, 3-year average return on invested capital, is the average over the three-year period of the Company’s return on invested capital. The Compensation Committee selected average ROIC as the second performance measure because it provides a means of determining whether the Company’s earnings are being invested in a way that optimizes the Company’s returns.

Starting with FY 2019 and applicable for the FYs 2019-2021 and FYs 2020-2022 performance periods, the Compensation Committee adjusted the performance metrics to a single modified ROIC measure. The ROIC is modified in that goodwill is excluded to eliminate distortion from acquisitions, and accumulated depreciation and amortization is added back into the calculation. The Compensation Committee selected this modified ROIC measure because it reflects the impact of Company efforts to improve the quality of earnings, both organically and inorganically, and supports the Committee’s view that improvement in quality of earnings drives value creation for shareholders. To further reflect performance relative to other industrial companies, the achievement of the measure will be adjusted by a relative TSR modifier over the three-year performance period. Specifically, actual awards will be modified up or down as follows:

If TSR over the three-year performance period is:	Then:
At or above the 75th percentile of the comparator group	The award will be increased up to 25%
At or above the 25th and below the 75th percentile of the comparator group	No change to the award
Below the 25th percentile of the comparator group	The award will be decreased up to 25%

The peer group selected for this relative TSR modifier is the S&P 600 Capital Goods Index which the Committee believes is a reasonable proxy to measuring a broad, and therefore consistent, group of companies that will experience similar market influences during the performance period. Our NEOs, therefore, are partially compensated based on how our performance compares to similar investment alternatives when considering total shareholder return performance.

40	2020 PROXY STATEMENT

STATUS OF LONG TERM INCENTIVE PLAN PROGRAMS

Performance Period and Measure	Performance Levels [1]	Weight	Weighted Achievement	Status
FY 2018-2020

▶  Results were certified in August 2020.

▶  EBITDA and ROIC were both above threshold levels.

▶  Final payout was certified at 57.2% for Company performance and individual share payouts are in the table below.

EBITDA		60%	35.6%
ROIC		40%	21.6%
FY 2019-2021 Modified ROIC

▶  At June 30, 2020, payout was projected below the threshold level. Company performance over the remaining year of the performance period will determine the number of shares earned, if any.

▶  Results will be certified in August 2021, including applying the relative TSR modifier.

FY 2020-2022 Modified ROIC

▶  At June 30, 2020, payout was projected below the threshold level. Company performance over the remaining year of the performance period will determine the number of shares earned, if any.

▶  Results will be certified in August 2022, including applying the relative TSR modifier.

1	The specific threshold, target and superior levels for the FYs 2019-2021 and FYs 2020-2022 performance periods are not disclosed because disclosure would result in competitive harm.

As certified by the Compensation Committee, the FY 2018-2020 performance period ended on June 30, 2020 and the PSUs granted on September 6, 2017 vested at 57.2%, for the following share payouts and value as of the date of certification:

Name	Shares granted on September 6, 2017 (#)	Shares Vesting (#)	Value of Shares Vesting ($) [1]
David Dunbar	10,505	6,008	347,732
Ademir Sarcevic [2]	-	-	-
Alan J. Glass	1,852	1,059	61,315
Paul C. Burns	1,301	744	43,073
James Hooven [3]	-	-	-
Thomas D. DeByle [4]	3,364	1,413	81,804

1	Based on the stock price on the date the Compensation Committee certified the award, August 26, 2020 ($57.88).

2	Mr. Sarcevic joined the Company in September 2019 and was not granted any shares for this performance period.

3	Mr. Hooven joined the Company in February 2020 and was not granted any shares for this performance period.

4

Due to Mr. DeByle’s retirement, and under the terms of the PSU grant, the PSUs awarded in 2017 vested on a pro-rated basis (73.5%), reflecting the duration of Mr. DeByle’s employment during the performance period (approximately 27 out of 36 months).

2020 PROXY STATEMENT	41

RETIREMENT PLANS

STANDEX RETIREMENT SAVINGS PLAN

The Company offers a qualified savings and investment 401(k) plan to most of our non-production U.S.-based employees, including our Named Executive Officers. This plan provides eligible employees an opportunity to save for retirement on both a pre-tax and after-tax basis up to 100% of their eligible pay subject to annual IRS limits. The Company provides eligible employees with a matching contribution equal to:

▶	100% of the employee’s contribution for the first 3% of the employee’s total compensation (base salary plus annual incentive award); and
▶	50% of the employee’s contribution for the next 2%.

The Named Executive Officers, as well as employees who are at a location that is covered by the now-frozen Standex Pension Plan (see below), receive an additional 1% of their eligible pay as a Company contribution regardless of the amount of the employee’s contribution. Some employees receive an additional sliding scale age-based Company contribution if they were employed with the Company on December 31, 2007 and were of a certain age. All eligible employees are immediately 100% vested in all contributions to this plan.

STANDEX DEFERRED COMPENSATION PLAN

The Standex Deferred Compensation Plan is a non-qualified, “top hat” and unfunded plan maintained for the purpose of permitting a select group of management and highly compensated employees, including Named Executive Officers, to continue saving for retirement once they can no longer make contributions to the Retirement Savings Plan. If a highly compensated employee reaches the IRS compensation limit for the Retirement Savings Plan, the Deferred Compensation Plan allows the employee to continue to save for retirement under near identical terms. Eligible employees may defer up to 50% of their base salaries and 100% of their annual bonuses that combined exceed the IRS compensation limit. All Company contributions (match and non-match) are made on the same basis as the Retirement Savings Plan described above.

Deferral elections must be made by December 31st of each year for the upcoming calendar year and all deferral elections are irrevocable. All eligible employees are immediately 100% vested in all contributions to this plan. Employees may elect the timing and form of distribution of the accrued benefits provided that the accrued benefit is greater than $10,000. For accrued benefits of less than $10,000, the distribution will be paid in a lump sum. Distributions will be paid no sooner than six months after termination of employment for our Named Executive Officers, pursuant to the IRC.

PENSION PLANS

The Standex Retirement Plan, a tax-qualified defined benefit pension plan, and the Standex Supplemental Retirement Plan, a non-qualified defined benefit pension plan for highly compensated employees, are the Company’s two pension plans. Both plans were frozen as to future benefit accruals and new participants on December 31, 2007. All of our Named Executive Officers became employed with the Company after this date and are not accruing benefits under either of these plans.

42	2020 PROXY STATEMENT

PERQUISITES AND OTHER BENEFITS

EMPLOYMENT AGREEMENTS

We have entered into employment agreements with each of the Named Executive Officers. Even though each Named Executive Officer has an employment agreement which sets out an initial term that automatically renews, the executives serve at the will of the Board because the agreements may be terminated for any reason with 30 days’ notice. All of the provisions within the employment agreements were crafted to consider the needs of the Company and the executive’s specific circumstances. The Compensation Committee believes that the employment agreements are an important tool to attract and retain highly qualified executives in a competitive marketplace, while also protecting the Company in the event of an executive’s termination.

In addition to severance provisions, our employment agreements also contain restrictive covenants including a non-compete provision, which precludes an executive from engaging, in any active capacity, in any business other than Standex while they are employed with the Company. This term is vital to ensure that an executive’s attention and focus during their employment is solely on the Company’s business. The non-compete also precludes the executives from engaging in a business that is competitive with the Company. The non-compete clause also contains a non-poaching provision, which restricts a departing executive’s ability to hire then-current employees of the Company. These terms are beneficial to the Company because they safeguard against executives, who know the most about the Company, its businesses, its employees and its markets, using their knowledge to adversely impact the Company after their employment ends.

PERQUISITES

We provide a limited number of perquisites to certain Named Executive Officers, including the CEO. The Compensation Committee designed these perquisites to be competitive and assist in attracting and retaining highly qualified executives. Furthermore, these perquisites also assist the Named Executive Officers in performing their responsibilities. For FY 2020, we provided the following perquisites to certain Named Executive Officers: car allowances, reimbursement of automobile operating expenses (such as gas costs, auto insurance, maintenance and repairs), Mr. Dunbar received tax return preparation and counseling and Mr. Sarcevic received a relocation and moving expenses allowance. We do not provide gross ups for any attributed income relating to these perquisites.

CHANGE IN CONTROL

Our employment agreements contain provisions governing what happens when there is a change in control. The benefits provided to the Named Executive Officers under these provisions, if payable, are in lieu of any other severance benefits. The Compensation Committee believes that these benefits are important to encourage the executives involved in any negotiation or completion of a change in control transaction to act in the best interest of shareholders, without regard for personal interest.

The severance benefits also promote the financial protection and security of an executive’s long-term incentive compensation arrangements in the event of the loss of their positions following a transaction that involves a change in the ownership or control of the Company. None of the severance benefits are triggered if the executive retains their position or a substantially similar position following a change in control. With equity compensation, if the executive is granted an award that substantially mirrors their then-current award, there is no acceleration of that current equity award. This “double trigger” only provides for a payment of benefits if (i) there is a change in control and (ii) the executive is involuntarily terminated or resigns for a specified “good reason.” The Compensation Committee believes that this is appropriate because if an executive retains their position following a change in control, the impact on the executive is not significant enough to warrant the provision of benefits.

The severance benefits include a lump sum payment equal to a multiple of the executive’s annual base salary and annual incentive bonus, accelerated vesting of all outstanding equity awards under the LTIP or OIP and RSUs under the MSPP and a continuation of life insurance and medical plan benefits for a specified period of time. The Compensation Committee believes that these terms and amounts are customary and reasonable. The Compensation Committee, in consultation with its compensation consultant, periodically reviews these terms to evaluate both their effectiveness and competitiveness.

More detailed information concerning the trigger events and the severance benefits of each Named Executive Officer is discussed below under “Potential Payments upon Termination or Change in Control” starting on page 54.

2020 PROXY STATEMENT	43

OTHER COMPENSATION INFORMATION

CEO PAY RATIO DISCLOSURE

As required by the SEC rules, we are providing the following information to show the ratio between the annual total compensation of our CEO in FY 2020 and the annual total compensation of the median employee of the Company. The determination date for identifying the median employee was June 30, 2020.

As of June 30, 2020, Standex has approximately 3,836 employees in 62 locations across 22 countries. With our global footprint, a majority (approximately 69%) of our employee population is located outside of the United States. In line with the customary nature of manufacturing organizations, a large segment of our employees is operations-based and paid on an hourly basis (approximately 62%). The median annual total compensation disclosed below is based on the Company’s global workforce and is not designed to capture the median compensation of the Company’s US employees. In order to attract and retain employees globally, we pay what we believe to be market competitive rates in each market where we operate. Our pay ratio below is a reasonable estimate that has been calculated in a manner consistent with Item 402(u) of Regulation S-K using the data and assumptions summarized below.

We are using a different median employee from the person that was identified in our FY 2019 Proxy Statement. Since June 30, 2019, the date that we identified our last median employee, the Company has experienced significant changes in its employee population due to the April 2020 divestiture of the Refrigerated Solutions Group, which resulted in a decrease of approximately 600 US employees and changed our median employee compensation.

For FY 2020, the median annual total compensation of all employees of the Company and its subsidiaries was $46,094. Our CEO’s annual total compensation for FY 2020, as reported and detailed in the Summary Compensation Table was $4,004,684. Based on this information, the ratio of these two annual total compensations was estimated to be 87 to 1.

This ratio was calculated by first identifying the median employee using our global employee population as of June 30, 2020, which included all global full-time, part-time and temporary employees, including newly hired employees, that were employed on that date. In determining our median employee, we used base annual salary during the period from July 1, 2019 through June 30, 2020. All international employees’ base annual salaries were converted to USD from local currencies using exchange rates for the month ending June 30, 2020. We determined that the median employee was a full-time, hourly employee in our Engraving division, located in the United States. We then calculated the employee’s total compensation in accordance with Item 402(c)(2)(x) of Reg. S-K.

SAY-ON-PAY

Stockholders are afforded the opportunity to cast an advisory vote on an annual basis with respect to the total compensation of our Named Executive Officers. At the 2019 annual meeting, 96.1% of the votes cast on the advisory proposal were voted in its favor. After reviewing the results, the Compensation Committee decided to continue to apply the same general philosophy, compensation objectives and governing principles that it used in FY 2019.

CLAWBACK PROVISION

In the event that the Company’s financial results for any reporting period require restatement so that the period’s financial performance measures are not met, and the restatement is necessary due to the executives’ misconduct, the OIP and LTIP give our Board the discretion and authority to “claw-back” or cancel unpaid annual and long-term incentive awards and to recover excess annual and long-term incentive awards that have been paid to any executive officer.

POLICY CONCERNING TRANSACTIONS INVOLVING COMPANY SECURITIES (ANTI-HEDGING POLICY & ANTI-PLEDGING POLICY)

The Company’s anti-hedging and anti-pledging policy prohibits all named executive officers from engaging in certain transactions involving the Company’s securities. Specifically, they are prohibited from engaging in transactions that are intended to offset, in whole or in part, potential loss in value of Company securities. These transactions include, but are not limited to, hedging transactions, buying or selling put or call options, and short sales. In addition, the policy prohibits pledging Company securities without first providing at least two weeks’ advance notice explaining the purpose of the pledge. No Named Executive Officer has entered into any such prohibited transaction.

44	2020 PROXY STATEMENT

STOCK OWNERSHIP GUIDELINES

The Compensation Committee believes that Company executives, including the Named Executive Officers, should have at least a minimum level of Company stock ownership to align their interests with those of Company shareholders. The Compensation Committee has adopted stock ownership guidelines through a competitive analysis prepared by management and reviewed by the compensation consultant. These guidelines require the CEO to maintain stock ownership valued at five times his or her base salary and require all other executives to maintain stock ownership valued at two times their base salary. Additionally, the guidelines require all non-executive Vice Presidents, Group Presidents and Division Presidents to maintain stock ownership valued at one times their base salary. Until an executive has attained the requisite stock ownership level, the executive is expected to retain at least 50% of the shares they are awarded, net of amounts required to pay taxes. To determine if the guideline amount is met, shares are valued at the average stock price during the 4th quarter of the prior fiscal year. Shares that are either owned outright or are unvested RSAs are considered owned for the purpose of the guidelines. Neither PSUs awarded under the OIP or the LTIP nor RSUs granted pursuant to a deferral under the MSPP are considered in the calculation of stock ownership.

The required amount under the guidelines is recalculated annually or whenever an executive receives an increase in pay. The Compensation Committee monitors compliance with these stock ownership guidelines on an ongoing basis. The following table shows the stock ownership requirements for each Named Executive Officer, except Mr. DeByle, who is no longer employed with the Company, as of their most recent Form 4 filing.

Name	Stock Ownership Guideline Amount (% of Annual Base Salary)	Required Ownership on June 30, 2020 (#) [1]	Actual Stock Ownership (#)
David Dunbar [2]	500%	84,066	83,762
Ademir Sarcevic [3]	200%	16,377	11,883
Alan J. Glass [4]	200%	14,227	9,493
Paul C. Burns	200%	14,227	15,623
James Hooven [5]	200%	13,023	4,066

1	Based on the average price of the Company’s common stock between April 1, 2020 and June 30, 2020 ($50.68). Shares have been rounded to the nearest whole share.

2	Mr. Dunbar has retained at least 50% of all shares awarded to him since his employment with the Company commenced.

3	Mr. Sarcevic has retained at least 50% of all shares awarded to him since his employment with the Company commenced.

4	Mr. Glass has retained at least 50% of all shares awarded to him since his employment with the Company commenced.

5	Mr. Hooven has retained at least 50% of all shares awarded to him since his employment with the Company commenced.

2020 PROXY STATEMENT	45

BASIS FOR DETERMINING EXECUTIVE COMPENSATION

The Compensation Committee uses a multi-faceted approach to designing the executive compensation program. The approach includes the use of the independent compensation consultant to advise the Compensation Committee on the selection of an appropriate peer group, analysis of the peer group’s practices and compensation levels and recommendations for the Compensation Committee to consider. Compensation levels for specific executives are based on various factors, including the executive’s experience, individual accomplishments and the breadth of the executive’s organizational responsibilities. The Compensation Committee discusses the program with the CEO and the VP of Human Resources to determine the effectiveness of the program in terms of achieving our stated objectives, including whether the current program is achieving desired motivational effects and properly incentivizing the executives.

EXECUTIVE COMPENSATION CONSULTANT

In FY 2020, the Compensation Committee retained the same independent compensation consultant, Meridian Compensation Partners, LLC (“Meridian”), which has assisted the Compensation Committee since 2015. Meridian is an internationally recognized executive compensation consulting firm. No other compensation consultant was engaged in FY 2020.

Meridian was retained to assist the Compensation Committee in the development of a compensation peer group and to advise the Compensation Committee on our existing executive compensation program. Meridian provided research, data analyses, survey information and design expertise as part of its services. Meridian also notified the Compensation Committee of regulatory developments and market trends relating to executive compensation practices. Meridian did not determine nor recommend the exact amount of compensation for any Named Executive Officer. From time to time, Meridian also performs an analysis of independent director compensation.

For FY 2020, Meridian conducted a competitive assessment of our executive compensation program (including, design, features and target pay opportunities) against our compensation peer group. Based on Meridian’s assessment, the Compensation Committee determined that our executive compensation program is reasonable and appropriate when compared to our peer group.

The Compensation Committee, in determining whether to continue retaining Meridian for FY 2020, assessed Meridian’s independence under the NYSE’s listing standards. Meridian provided the Compensation Committee with confirmation of its independent status under the NYSE’s standards. As such, the Compensation Committee believes that Meridian is independent and that there is no conflict of interest between Meridian and the Company, the Company executives, the Compensation Committee or its members.

PEER GROUP

The following selection criteria were used to establish the Company’s FY 2020 compensation peer group:

▶	The company should be an industrial and technology manufacturing company;
▶	The company should have revenues between 1⁄3 and 3 times the Company’s revenue;
▶	The company should have multiple business units; and
▶	The company should serve global markets.

Based on this selection criteria, our FY 2020 peer group consisted of the following 17 companies:

Albany International Corporation	Enpro Industries, Inc.	Lydall, Inc.

Altra Industrial Motion Corporation	ESCO Technologies, Inc.	NN, Inc.

Barnes Group, Inc.	Franklin Electric Co., Inc.	RBC Bearings, Inc.

Chart Industries, Inc.	Helios Technologies, Inc.	TriMas Corporation

CIRCOR International, Inc.	Kadant, Inc.	Welbilt, Inc.

Enerpac Tool Group Corp.	L.B. Foster Company

The Compensation Committee, with Meridian’s assistance, routinely reviews the selection criteria and the peer group companies to achieve a relative size positioning that is within a competitive range of median, that is, between the 40th and 60th percentile of the peer group companies. As a result of the comprehensive analysis for FY 2020, 5 companies were removed and replaced, based largely on those companies no longer meeting the peer group criteria, while 5 companies were added (one such company, Milacron Holdings Corp. was acquired during FY 2020 and does not appear above).

With the divestiture of the Refrigerated Solutions Group, the Company’s relative size positioning within the peer group fell below the 40th percentile, so for FY 2021, two companies (Hurco Companies, Inc. and Proto Labs, Inc.) are being added to our compensation peer group.

46	2020 PROXY STATEMENT

RISK IN COMPENSATION PROGRAMS

The Compensation Committee regularly monitors and reviews the executive compensation program to determine the program’s effectiveness at achieving the stated objectives and principles. In August 2020, the Compensation Committee conducted its annual review of the executive compensation policies and practices and assessed whether the current incentives could lead to excessive or inappropriate risk taking by the executives. Following the review, the Compensation Committee concluded that the Company’s executive compensation program elements, when considered both separately and as a whole, are not reasonably likely to have a material adverse effect on the Company. In reaching this conclusion, the Compensation Committee noted the following factors:

▶

Compensation elements are mixed. The executive compensation program has a balanced mix of base salary, annual cash incentive awards and long-term equity incentive awards. The mix between the elements decreases the dependency on one form of compensation over other forms and thus provides executives with an incentive to perform at high levels, both in the short-term and long-term.

▶

Incentive award metrics contain both short and long-term goals. The annual incentive award is contingent upon the attainment of pre-established short-term corporate, business and financial objectives, while the long-term incentive award is based on long-term stock growth as well as the attainment of financial performance goals. This balance between short and long-term goals reduces the incentive to prioritize short-term performance at the expense of long-term growth.

▶

Short-term and long-term performance metrics differ. The performance metrics used to determine the amount of annual incentive awards are different than the performance metrics used to determine the amount of long-term incentive awards. This helps avoid excessive risk-taking to achieve one performance objective at the detriment of other objectives.

▶

Annual incentive awards are capped. The total annual incentive award is capped at 200% of target, which reduces the incentive to engage in unnecessarily risky behavior in any given year at the expense of long-term growth.

▶

Long-term incentives are completely equity-based. All long-term incentive awards are paid in the form of shares and are only paid if an executive remains employed with the Company at the time of vesting. This practice aligns the executive’s interests with those of shareholders and reduces the likelihood that an executive will act in a way that is detrimental to the long-term stock growth of the Company.

▶

Long-term performance metrics are based on corporate objectives. The performance metrics for long-term incentive awards are based on overall corporate performance rather than individual business unit performance. This reduces the risk that business unit heads will engage in conduct that inflates their business unit performance, but does not benefit the Company, as a whole, in the long-term.

▶

Incentives have performance thresholds. The annual incentive award and the PSUs granted under the LTIP and OIP have threshold payout levels, which ensures that incentive compensation is reduced or eliminated completely if the minimum performance levels are not achieved.

▶

Compensation is benchmarked. The Compensation Committee benchmarks compensation against the peer group to ensure that the compensation program elements and payout levels are consistent with industry practice.

▶

Compensation can be recouped. The Board is empowered to “claw-back” any portion of the annual or long-term incentive compensation attributable to misconduct or financial misstatement in the event of a financial restatement.

▶

Executives have ownership requirements. Our executives are subject to stock ownership guidelines, which require executives to maintain ownership of a certain amount of Company stock during their employment. This encourages executives to focus on sustainable long-term growth and aligns the interests of our executives with those of our shareholders.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed this Compensation Discussion and Analysis with management. Based on that review and discussion, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Jeffrey S. Edwards, Chair

Charles H. Cannon, Jr.

Thomas E. Chorman

Michael A. Hickey

COMPENSATION COMMITTEE INTERLOCKS AND

INSIDER PARTICIPATION IN COMPENSATION

DECISIONS

During FY 2020, the members of the Compensation Committee were Charles H. Cannon, Jr., Thomas E. Chorman, Jeffrey S. Edwards and Michael A. Hickey. None of these directors have ever been an employee or officer of the Company. None of our executive officers serve as a member of the board of directors or on the compensation committee of any other entity that has had any executive officer serving as a member of our Board or Compensation Committee.

2020 PROXY STATEMENT	47

COMPENSATION TABLES

SUMMARY COMPENSATION TABLE

The following table sets forth compensation information for fiscal years 2018, 2019 and 2020 for our Named Executive Officers – the individuals who served during FY 2020 as CEO and CFO and three other highly compensated executive officers of the Company, plus Mr. DeByle, who served as CFO during part of FY 2020 until his retirement on September 20, 2019.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) [1]	Non-Equity Incentive Plan Compensation ($) [2]	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) [3]	All Other Compensation ($) [4]	Total ($)
David Dunbar President and CEO	2020	845,884	-	2,631,221	335,510	86,932	105,138	4,004,684
	2019	821,246	-	2,042,329	240,177	(2,274)	144,820	3,246,298
	2018	797,327	-	2,120,875	357,814	40,012	112,340	3,428,368
Ademir Sarcevic [5] Vice President, CFO and Treasurer	2020	336,521	200,000 [6]	1,218,302	149,400	-	93,896	1,998,119
	2019	-	-	-	-	-	-	-
	2018	-	-	-	-	-	-	-
Alan J. Glass Vice President, CLO and Secretary	2020	357,875	-	471,528	74,353	539	19,422	923,717
	2019	347,443	-	426,772	53,226	231	14,787	842,459
	2018	337,297	-	451,045	77,383	-	22,303	888,028
Paul C. Burns VP of Strategy and Business Development	2020	357,875	-	415,570	147,517	7,963	29,250	958,175
	2019	342,068	-	609,530	165,088	527	22,337	1,139,550
	2018	315,953	-	487,082	134,577	177	16,723	954,512
James Hooven [7] VP of Operations and Supply Chain	2020	123,749	25,000 [8]	299,950	83,531	-	7,175	539,405
	2019	-	-	-	-	-	-	-
	2018	-	-	-	-	-	-	-
Thomas D. DeByle, Former Vice President, CFO and Treasurer	2020	105,968	-	-	-	5,464	7,748	119,180
	2019	420,786	-	838,916	82,040	11,514	68,456	1,421,712
	2018	408,530	-	790,571	120,505	33,668	58,870	1,412,144

1

This column includes the grant date fair value (calculated in accordance with FASB ASC 718) of the long-term incentive awards under the Company’s long-term incentive program (RSAs and PSUs) and RSUs that an executive received pursuant to a deferral election under the MSPP. Assumptions used in the valuations may be found in Note 14 to the Company’s Notes to Consolidated Financial Statements for the year ended June 30, 2020 included in our Annual Report on Form 10-K. The assumptions used in the valuation of the RSUs received pursuant to a deferral election under the MSPP were as follows:

Risk-free interest rate:	1.42%
Expected life of option grants:	3 years
Expected stock value volatility:	32.0%
Expected quarterly dividends:	$0.20 per share

48	2020 PROXY STATEMENT

1 (continued)

The grant date fair value of these three separate equity awards is as follows:

	Grant Date Fair Value of Annual Incentive Deferred Pursuant to MSPP ($)	Grant Date Fair Value of Restricted Stock Awards under the OIP ($)	Grant Date Fair Value of Performance Share Unit Awards under the OIP ($)	Total ($)
David Dunbar	501,001	852,088	1,278,132	2,631,221
Ademir Sarcevic	55,773	311,250	311,250	1,218,302 [a]
Alan J. Glass	111,028	180,250	180,250	471,528
Paul C. Burns	55,070	180,250	180,250	415,570
James Hooven	-	-	-	299,950 [b]
Thomas D. DeByle	-	-	-	-

a	Under the terms of Mr. Sarcevic’s employment agreement, Mr. Sarcevic received a sign-on stock grant valued at $540,029, which is included in this total and in the Summary Compensation Table above.

b	Under the terms of Mr. Hooven’s employment agreement, Mr. Hooven received a sign-on stock grant valued at $299,950, which is included in this total and in the Summary Compensation Table above.

The value of performance-based awards is based on the probable outcome of the performance conditions as of the grant date. The payout for 2018 grants was 57.2% of the target levels shown. The payout for 2019 and 2020 grants will be determined in 2021 and 2022, respectively. The probable outcome for 2018, 2019 and 2020 grants of performance-based awards was estimated at the target payout level, or 100%. The following table shows the grant date fair value of the performance share units granted in 2020 at the target level included in the Summary Compensation Table above and the potential maximum grant date fair value, including the TSR modifier increasing the award by 50%:

	Grant Date Fair Value of Performance Share Awards under the OIP ($)	Potential Maximum Grant Date Fair Value ($)
David Dunbar	1,278,132	3,195,330
Ademir Sarcevic	311,250	778,125
Alan J. Glass	180,250	450,625
Paul C. Burns	180,250	450,625
James Hooven	-	-
Thomas D. DeByle	-	-

2

This column shows the amounts earned in cash under our annual incentive opportunity. Some of our Named Executive Officers elected to defer a portion of their annual incentive award under the MSPP. The values of these deferrals are contained in the stock awards column and further explained above in footnote (1).

3

This column includes the above-market earnings of the Named Executive Officer’s accumulated benefit under the Standex Deferred Compensation Plan. None of the Named Executive Officers have any accumulated benefits under the now-frozen Standex pension plans.

4	This column includes the following compensation:

	401(k) Contributions ($)	Non-qualified Deferred Compensation Contribution ($)	Life Insurance Premium ($)	Perquisites & Personal Benefits ($) [a]	Total ($)
David Dunbar	14,250	52,062	10,578	28,248	105,138
Ademir Sarcevic	12,671	490	1,235	79,500	93,896
Alan J. Glass	12,729	1,791	4,902	-	19,422
Paul C. Burns	12,729	13,940	2,581	-	29,250
James Hooven	5,887	-	1,287	-	7,175
Thomas D. DeByle	3,254	2,020	2,474	-	7,748

a

Mr. Dunbar has an automobile allowance of which he used $16,613. Mr. Dunbar also received tax preparation reimbursement in the amount of $11,635. Mr. Sarcevic received a relocation and moving expense allowance of $70,000. Additionally, Mr. Sarcevic has an automobile allowance of which he used $9,500. No other Named Executive Officer received total perquisites and personal benefits exceeding $10,000.

5	Mr. Sarcevic became employed by the Company on September 9, 2019.

6	Under his employment agreement, Mr. Sarcevic received a cash payment of $200,000 as a sign-on bonus.

7	Mr. Hooven became employed by the Company on February 17, 2020.

8	Under his employment agreement, Mr. Hooven received a cash payment of $25,000 as a sign-on bonus.

2020 PROXY STATEMENT	49

GRANTS OF PLAN-BASED AWARDS

The following table sets forth information with respect to FY 2020 plan-based awards granted to our Named Executive Officers for the year ended June 30, 2020.

	Grant Date	Action Date [1]	Estimated Future Payouts Under Non-Equity Incentive Plan Awards [2]			Estimated Payouts Under Equity Incentive Plan Awards [3]			All Other Stock Awards: Number of Shares of Stock or Units [4]	Total ($) [5]
Name			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
David Dunbar
Annual Incentive			357,877	894,692	1,789,385
OIP - PSU	9/6/19					9,082	18,163	36,326		1,278,130
OIP - RSA	9/6/19								12,109	852,110
Ademir Sarcevic
Annual Incentive			99,600	249,000	498,000
OIP - PSU	9/6/19					2,212	4,423	8,846		311,247
OIP - RSA	9/6/19								4,423	311,247
Sign-On Grant [6]	9/9/19								7,460	540,029
Alan J. Glass
Annual Incentive			79,310	198,275	396,550
OIP - PSU	9/6/19					1,281	2,561	5,122		180,218
OIP - RSA	9/6/19								2,561	180,218
Paul C. Burns
Annual Incentive			79,310	198,275	396,550
OIP - PSU	9/6/19					1,281	2,561	5,122		180,218
OIP - RSA	9/6/19								2,561	180,218
James Hooven
Annual Incentive			44,550	111,375	222,750
Sign-On Grant [7]	2/17/20								4,066	299,950
Thomas D. DeByle [8]

1

The date on which the Compensation Committee took action for the grant of all of the plan-based awards was 8/30/2019, with the exception of Mr. Sarcevic’s sign-on grant, which was approved on 7/24/2019 and Mr. Hooven’s sign-on grant, which was approved on 12/4/2019.

2

The amounts in these columns indicate the threshold, target and maximum amounts payable under the annual incentive opportunity prior to deducting any amounts the named executive officers elected to defer under the MSPP. Most of our Named Executive Officers elected to defer a portion of their annual incentive opportunity under the MSPP. The annual incentive opportunity amounts are based on the achievement of specific financial performance metrics and individual strategic goals. The annual incentive opportunity metrics are discussed under “Annual Incentive Opportunity” on page 35. Payouts range from 50% of target for the attainment of threshold levels (with the exception that achieving threshold level for the EBITDA performance metric is a payout of 25% of target) for a combined threshold of 40%, to 200% of target for the attainment of superior performance levels. If threshold levels are not met, no annual incentive opportunity is paid. The amount the executives actually received and the amounts they elected to defer for fiscal year 2020 are discussed under the “Annual Incentive Opportunity” and “Management Stock Purchase Plan” sections of the CD&A.

3

The amounts in these columns indicate the threshold, target and maximum amounts payable under the OIP for PSUs. The OIP PSU amounts are based on the achievement of specific financial performance metrics over a three-year performance period. Payouts range from 50% of target for the attainment of threshold levels, to 200% of target for the attainment of superior performance levels, subject to a TSR modifier, as explained in the CD&A. If threshold levels are not met, no PSUs are awarded.

4	The amounts shown in this column reflect the number of RSAs granted to each Named Executive Officer pursuant to the OIP.

5	These amounts represent the grant date fair value, as determined under FASB ASC Topic 718. For the PSU awards under the OIP, the fair value assumes performance and payout at the target level.

6	Pursuant to his employment agreement, Mr. Sarcevic was granted a plan-based RSA under the OIP.

7	Pursuant to his employment agreement, Mr. Hooven was granted a plan-based RSA under the OIP.

8	Mr. DeByle did not receive any grants of plan-based awards in FY 2020 due to his retirement.

50	2020 PROXY STATEMENT

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table sets forth information with respect to equity awards that were outstanding as of June 30, 2020. The Company has not awarded stock options since 2003 and there are no outstanding option awards.

		Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#) [1]	Market Value of Shares or Units of Stock That Have Not Vested ($) [2]	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) [3]	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) [4]
David Dunbar	42,967	1,718,821	13,754	791,514
Ademir Sarcevic	11,883	683,867	2,212	127,272
Alan J. Glass	9,604	389,243	2,084	119,934
Paul C. Burns	11,667	583,055	2,084	119,934
James Hooven	4,066	233,998	-	-
Thomas D. DeByle	1,413	81,318	1,654	95,188

1

The outstanding stock awards presented in this column include: RSAs awarded under the OIP and LTIP, which remain subject to service-based vesting conditions; PSUs awarded in 2018 under the LTIP, which have been earned (and are included at the earned payout percentage) but are subject to service-based vesting conditions; RSUs granted pursuant to an MSPP deferral; and discretionary RSA grants. These awards are scheduled to vest as follows:

Vest Date	David Dunbar	Ademir Sarcevic	Alan J. Glass	Paul C. Burns	James Hooven	Thomas D. DeByle
9/6/2020	15,303	-	3,395	4,424	-	1,413
9/9/2020	-	4,700	-	-	-	-
2/17/2021	-	-	-	-	1,626	-
9/6/2021	10,898	-	2,616	3,883	-	-
9/9/2021	-	2,760	-	-	-	-
2/17/2022	-	-	-	-	2,440	-
9/6/2022	16,766	4,423	3,593	3,360	-	-
Total	42,967	11,883	9,604	11,667	4,066	1,413

2

The market values in this column are calculated using a price of $57.55 per share, the closing price of the Company’s common stock on June 30, 2020, less the value of an executive’s deferral under the MSPP.

3

The shares presented in this column are performance share units granted in fiscal years 2019 and 2020 for the three-year performance periods ending on June 30, 2021 and June 30, 2022, respectively. These units will vest if certain targets are met during the applicable performance period. See “Long-Term Incentive Plan” starting on page 39 for more information. For both FY 2019 PSUs and FY 2020 PSUs, the number of shares reported in this column are based on achieving the “threshold” level of performance because our financial performance for both performance periods through June 30, 2020 indicated performance below threshold levels.

4	The values shown in this column are calculated using a price of $57.55 per share, the closing price of the Company’s common stock on June 30, 2020.

2020 PROXY STATEMENT	51

OPTIONS EXERCISED AND STOCK VESTED

The following table sets forth information about option exercises and the vesting of stock during the fiscal year. The Company has not awarded stock options since 2003, so no options are reported. The stock vested during the fiscal year represents PSUs and RSAs granted under the LTIP and RSUs granted from an MSPP deferral.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) [1]
David Dunbar	12,981	614,581
Ademir Sarcevic	-	-
Alan J. Glass	2,021	119,208
Paul C. Burns	2,272	122,448
James Hooven	-	-
Thomas D. DeByle	15,513	627,787

1

The value realized on vesting for the three stock categories was calculated as follows. For PSUs and RSAs granted under the LTIP that vested during the year, the number of shares that vested was multiplied by the closing price of our stock on the vest date. For RSUs issued pursuant to an MSPP deferral that vested during the year, the number of shares that vested was multiplied by the closing price of our stock on the vest date less the value the executive paid under the deferral.

PENSION BENEFITS

The Company’s two pensions plans, the Standex Retirement Plan and the Standex Supplemental Retirement Plan, were frozen as to future benefit accruals and new participants on December 31, 2007. All of our Named Executive Officers became employed with the Company after this date and are not accruing benefits under either of these plans.

52	2020 PROXY STATEMENT

NONQUALIFIED DEFERRED COMPENSATION

The following table contains compensation information relating to the Company’s nonqualified deferred compensation plan. For a description of the Standex Deferred Compensation Plan, including material factors, see “Standex Deferred Compensation Plan” on page 42.

Name	Executive Contributions in Last FY ($) [1]	Registrant Contributions in Last FY ($) [2]	Aggregate Earnings in Last FY ($) [3]	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE ($) [4]
David Dunbar	52,062	52,062	97,609	-	882,393
Ademir Sarcevic	-	490	(18)	-	472
Alan J. Glass	-	1,791	770	-	19,105
Paul C. Burns	13,940	13,940	8,736	-	63,852
James Hooven	-	-	-	-	-
Thomas D. DeByle	-	2,020	5,681	451,565	-

1	All amounts in this column are included in the salary and non-equity incentive plan compensation columns of the “Summary Compensation Table” above.

2	All amounts in this column are included in the other compensation column and detailed in footnote (4) of the “Summary Compensation Table” above.

3

The amount of aggregate earnings is reported in the change in pension value and nonqualified deferred compensation plans column of the Summary Compensation Table to the extent the aggregate earnings exceeded 120% of the applicable federal rate or a loss was reported. The reported amounts are as follows:

Above-Market Earnings Reported in Summary Compensation Table ($)
David Dunbar	86,932
Ademir Sarcevic	-
Alan J. Glass	539
Paul C. Burns	7,963
James Hooven	-
Thomas D. DeByle	5,464

4

The aggregate balance includes amounts that were reported in previous Summary Compensation Tables as follows, and also includes the contributions made in September 2018 that were not properly credited until September 2019, along with interest income that was credited in September 2019 due to the administrative error:

	Amounts Previously Reported ($)	Credited Contribution ($)	Credited Interest ($)
David Dunbar	586,281	35,795	895
Ademir Sarcevic	-	-	-
Alan J. Glass	15,500	-	-
Paul C. Burns	26,191	-	-
James Hooven	-	-	-
Thomas D. DeByle	404,353	12,055	251

2020 PROXY STATEMENT	53

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

EMPLOYMENT AGREEMENTS

The following table lists the compensation and benefits that an executive would generally be provided in various scenarios involving a termination of employment. The amounts denoted in the table are for the CEO, Mr. Dunbar. Where the amounts or time periods differ between Mr. Dunbar and the other executives, the differences are explained in a footnote.

Termination Scenario
Compensation Element	Death	Disability [1]	Retirement [2]	Termination with Cause [3]	Termination without Cause [4]	Termination due to Change in Control [5]

Base Salary	Ceases immediately	Continuation for 2 years [6]	Ceases immediately	Ceases immediately	Continuation for 2 years [7]	Ceases immediately

Severance Pay	None	None	None	None	None	Lump sum equal to 3 times base salary [8]

Annual Incentive	Prorated for the year	Prorated for the year	Prorated for the year	None	None	Lump sum equal to 3 times the higher of (i) the most recent annual incentive award or (ii) the current FY’s target incentive award [9]

Restricted Stock [10]	Awards vest immediately	Awards vest immediately	Awards vest immediately	Forfeited	Forfeited	Awards vest immediately

PSUs [11]	Awards are prorated and vest in normal course	Awards are prorated and vest in normal course	Awards are prorated and vest in normal course	Forfeited	Forfeited	Awards vest immediately

Deferred Compensation [12]	Payable immediately	Distributions commence after 6 months per participants election	Distributions commence after 6 months per participants election	Distributions commence after 6 months per participants election	Distributions commence after 6 months per participants election	Payable immediately

Health, Welfare and Other Benefits	None	Medical and dental coverage for 1 year [13]	None	None	Medical and dental coverage for 1 year [14]	Life insurance and medical benefits coverage for 3 years [15]

1

Disability is defined as a condition where the executive is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

2

Retirement is defined as a voluntary termination of employment when either (i) the executive has reached age 55 and has at least 10 years of service with Standex, or (ii) the executive has reached age 65.

3

Termination with cause, under the terms of the executives’ employment agreements, is defined as a termination by Standex for the executive’s material breach of the employment agreement. A material breach is (i) an act of dishonesty which is intended to enrich the executive at the Company’s expense, or (ii) the willful, deliberate and continuous failure to perform the executive’s duties after being properly demanded to do so.

4	Termination without cause is a termination by Standex where the executive has not committed a material breach of the employment agreement.

5

A change in control is defined as an event where (i) any person or group (as used in sections 13(d) and 14(d) of the Exchange Act) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act), directly or indirectly, of at least a majority of the equity securities of Standex entitled to vote for members of the Board of Directors; (ii) Standex is a party to a merger or consolidation, which results in Standex voting securities representing less than a majority of the resulting voting securities; (iii) the sale or disposition of all or substantially all of Standex’s assets; or (iv) a greater than 75% change in the composition of the Board of Directors during a consecutive 12-month period.

54	2020 PROXY STATEMENT

5 (continued)

An executive would be entitled to the payments described in this column after such a change in control only if, within 2 years of the change in control, either (i) the executive is terminated without cause,(a) or (ii) the executive voluntarily terminates their employment for “good cause.” (b)

(a)

Termination without cause is any termination by Standex other than a termination where there is conclusive evidence of substantial and indisputable intentional personal malfeasance in office, such as a conviction for embezzlement of Standex funds.

(b)

Good cause for Mr. Dunbar is defined as any of the following: (i) the assignment to any position other than President & CEO; (ii) any change in the reporting relationship such that he is no longer reporting solely to the Board of Directors; (iii) any reduction in the budget which results in him no longer having 100% control over the budget; (iv) any material diminution of base salary or incentive compensation; (v) any change in the location of employment to a location greater than 10 miles from the present location; and (vi) any other action or inaction of Standex that constitutes a material breach of the employment agreement.

Good cause for the other executives is defined as any of the following: (i) a change in their general area of responsibility; (ii) a change in their title; (iii) a change in the place of employment; and (iv) a decrease in base salary or diminished benefits.

6

Mr. Dunbar’s employment agreement provides for a continuation of base salary for a period of 2 years up to the IRS compensation limit specified in IRC Section 401(a)(17), with the excess payable immediately upon termination. The other executives’ employment agreements provide for a continuation of base salary for a period of 1 year.

7

Mr. Dunbar’s employment agreement provides for a continuation of base salary for a period of 2 years up to the IRS compensation limit specified in IRC Section 401(a)(17), with the excess payable immediately upon termination. The other executives’ employment agreements provide for a continuation of base salary for a period of 1 year.

8

Mr. Dunbar’s employment agreement provides for a lump sum severance payment in the amount of 3 times his then-current base salary. The remaining executives’ employment agreements provide for a lump sum severance payment in the amount of 2 times their then-current base salary.

9

Mr. Dunbar’s employment agreement provides for an annual incentive payment equal to 3 times the higher of (i) the most recent annual incentive award or (ii) the current FY’s target incentive award. The remaining executives’ employment agreements provide for an annual incentive payment equal to 2 times the higher of (i) the most recent annual incentive award or (ii) the current FY’s target incentive award.

10	Included in the RSU category are both RSAs that an executive received pursuant to a grant under the LTIP or OIP and RSUs that an executive received pursuant to a deferral under the MSPP.

11

For PSUs, except in the case of a termination for cause, without cause or due to a change in control, the PSUs are converted to shares of unrestricted stock once the performance period has ended and the Compensation Committee has determined the requisite payout in accordance with the performance levels. The number of PSUs that is converted is prorated to the date of the executive’s termination.

12	See the “Standex Deferred Compensation Plan” section on page 42 for more information about the plan and distribution options.

13

Mr. Dunbar’s employment agreement provides for a continuation of medical and dental benefits for a period of 1 year. The other executives’ employment agreements do not provide for any health or welfare benefit continuation.

14

Mr. Dunbar’s employment agreement provides for a continuation of medical and dental benefits for a period of 1 year. The other executives’ employment agreements do not provide for any health or welfare benefit continuation.

15

Mr. Dunbar’s employment agreement provides for a continuation of medical and life insurance benefits for a period of 3 years. The other executives’ employment agreements provide for a continuation of medical and life insurance benefits for a period of 2 years.

2020 PROXY STATEMENT	55

QUANTIFICATION OF POTENTIAL PAYMENTS

The following table contains compensation information relating to the potential payments that an executive would receive in the various scenarios described above if the executive had a triggering event on June 30, 2020. All such potential payments are largely based on the executive’s employment agreement with the Company, with the remaining payments based on award agreements under the LTIP or OIP. Mr. DeByle’s employment agreement and award agreements expired upon his departure in September 2019.

Triggering Event	Compensation Component	Payout ($) [1]
		David Dunbar	Ademir Sarcevic	Alan J. Glass	Paul C. Burns	James Hooven
Death	Acceleration of Outstanding Equity Awards	1,718,821	683,867	389,243	583,055	233,998
	Pro-rata Performance Share Vesting	582,291	-	101,883	80,743	-
	Total	2,301,112	683,867	491,126	663,797	233,998
Disability	Termination Payment - Salary	1,704,176	415,000	360,500	360,500	330,000
	Acceleration of Outstanding Equity Awards	1,718,821	683,867	389,243	583,055	233,998
	Pro-rata Performance Share Vesting	582,291	-	101,883	80,743	-
	Health &Welfare Benefits	17,595	-	-	-	-
	Total	4,022,883	1,098,867	851,626	1,024,297	563,998
Retirement	Acceleration of Outstanding Equity Awards	1,718,821	683,867	389,243	583,055	233,998
	Pro-rata Performance Share Vesting	582,291	-	101,883	80,743	-
	Total	2,301,112	683,867	491,126	663,797	233,998
Termination Without Cause by the Company	Termination Payment - Salary	1,704,176	415,000	360,500	360,500	330,000
	Health &Welfare Benefits	17,595	-	-	-	-
	Total	1,721,771	415,000	360,500	360,500	330,000
Change in Control [2]	Termination Payment - Salary	2,556,264	830,000	721,000	721,000	660,000
	Termination Payment - Annual Incentive	2,684,077	498,000	396,550	412,335	297,000
	Acceleration of Outstanding Equity Awards	2,510,335	811,138	509,177	702,989	233,998
	Health &Welfare Benefits	64,351	52,831	52,831	54,609	47,800
	Total	7,815,028	2,191,970	1,679,559	1,890,932	1,238,798

1	The payout values are based on the closing price of the Company’s stock on June 30, 2020 ($57.55).

2

Upon a change in control, if the termination payments are triggered and exceed the amounts prescribed under IRC Section 280G such that the Company will be required to pay a tax under IRC Section 4999, the payment will be reduced to an amount such that the payment does not exceed IRC Section 280G.

56	2020 PROXY STATEMENT

QUESTIONS & ANSWERS

VOTING Q&A

HOW CAN I VOTE & HOW MANY VOTES DO I HAVE?

Shareholders at the close of business on August 31, 2020 are entitled to vote. As of the record date, there were 12,316,780 shares outstanding. You may vote the shares you own directly in your name as a shareholder of record, shares you hold through Standex benefit plans and shares held for you as a beneficial owner through a broker, bank or other nominee (shares held in “street name”). Each share is entitled to one vote.

HOW CAN I CHANGE MY VOTE?

You may change your vote by revoking your proxy at any time before it has been exercised by:

▶ Delivering a written notification to our Corporate Secretary that you are revoking your proxy;

▶  Delivering a revised proxy dated later than the proxy you are revoking;

▶ Voting again by Internet or telephone until 12:00 a.m. CST, on October 20, 2020;

▶  Attending the Annual Meeting and voting in person.

WHAT IS A QUORUM?

A quorum is necessary to conduct business at the Annual Meeting. A majority of the outstanding shares of common stock entitled to vote at the Annual Meeting and represented either in person or by proxy constitutes a quorum. Your shares are counted as present if you have voted. If you abstain from voting, your shares are counted as present in determining a quorum. Broker non-votes are counted as present in determining a quorum.

WHAT ARE BROKER NON-VOTES?

A broker non-vote occurs when a bank, broker or other nominee of share held in street name is represented at the Annual Meeting either in person or by proxy, but has not received instructions from the beneficial owner on how to vote the shares and cannot or chooses not to vote the shares. We strongly encourage shareholders who own shares in street name to instruct their bank, broker or other nominee on how to vote.

HOW ARE THE VOTES COUNTED?

The Company has engaged EQ Proxy Services to assist in soliciting proxies to establish the necessary quorum. Tabulation for the quorum shall be handled by EQ Proxy Services, which receives $5,500 as payment for their services, in addition to additional disbursements.

Official tabulation of voted proxies will be handled by Computershare, the Company’s transfer agent.

How to Vote: Beneficial Owners: If your shares are held in street name, you will receive instructions from your bank, broker or other nominee on how to vote your shares. You must follow their instructions for your vote to be counted. If you wish to attend the Annual Meeting and vote your shares at that time, you must obtain a proxy from the broker, bank or other nominee and bring it to the Annual Meeting. Shareholders of Record: If you are a shareholder of record, you may vote either in person at the Annual Meeting or by proxy. There are four ways to vote by proxy: Vote by Internet. You may vote your shares via the Internet by visiting www.envisionreports.com/sxi and following the on-screen instructions. Please have your proxy card available when you access the website. Vote by Telephone. You may vote your shares by telephone by calling toll-free to 1-800-652-8683 from the United States and Canada and following the series of voice instructions. Please have your proxy card available when you call. Vote by Mail. You may vote your shares by requesting a paper copy of the Proxy Statement (see page 59 on how to do this) and signing, dating and mailing it in the enclosed envelope. Your signed proxy card must be received prior to the date of the Annual Meeting for your vote to be counted. Vote in Person. You may attend the Annual Meeting in person and deliver a completed proxy card or vote by ballot. Internet and telephone voting will be available 24 hours a day, 7 days a week, until 12:00 a.m., Central Standard Time, on October 20, 2020. You do not need to return your proxy card if you vote by Internet or telephone.

2020 PROXY STATEMENT	57

WHAT IS HOUSEHOLDING?

As permitted by the Securities and Exchange Act of 1934, and to reduce the expenses of delivering duplicate proxy materials, we deliver one Notice and, if applicable, Annual Report on Form 10-K and Proxy Statement, to multiple shareholders sharing the same mailing address unless otherwise requested. This is known as “householding.”

We will promptly send a separate Annual Report on Form 10-K and Proxy Statement to a shareholder at a shared address upon request at no cost. Shareholders with a shared address may also request that we send a single copy in the future if we are currently sending multiple copies to the same address.

Requests related to the delivery of proxy materials may be made by calling Investor Relations at (603) 893-9701 or writing to:

Standex International Corporation

23 Keewaydin Drive, Suite 300

Salem, New Hampshire 03079

Attention: Investor Relations

Shareholders who hold shares in “street name” (as described above) may contact their brokerage firm, bank or other nominee to request information about this householding procedure.

COMMUNICATIONS, SHAREHOLDER PROPOSALS & NOMINATIONS AND COMPANY DOCUMENTS

HOW CAN I COMMUNICATE WITH THE COMPANY’S DIRECTORS?

The Board welcomes input and suggestions from shareholders and interested parties. Shareholders may communicate with the Board or any member of the Board by writing to the following address and addressing the correspondence accordingly:

Standex International Corporation

23 Keewaydin Drive, Suite 300

Salem, New Hampshire 03079

Attention: Corporate Governance Officer

Alternatively, shareholders may send an email to boardofdirectors@standex.com and specify the director, committee or group to be contacted in the message line.

Communications with the Board are distributed by the Corporate Governance Officer. The Corporate Governance Officer uses his or her discretion in determining whether to forward communications to the Board. Communications that are unrelated to the duties and responsibilities of the Board will not be distributed. Such items include, but are not limited to:

▶	spam
▶	junk mail and mass mailings
▶	product complaints or inquiries
▶	new product suggestions
▶	resumes and other forms of job inquiries
▶	surveys
▶	business solicitations or advertisements

In addition, material that is trivial, obscene, unduly hostile, threatening or illegal or similarly unsuitable items will be excluded; however, any communication that is excluded will be made available to any independent, non-employee director upon request.

HOW CAN I SUBMIT A SHAREHOLDER PROPOSAL OR DIRECTOR NOMINATION?

In accordance with Rule 14a-8 of the Exchange Act, certain shareholder proposals may be eligible for inclusion in our 2021 Proxy Statement. All shareholder proposals must comply with the requirements of Rule 14a-8 and must be received by our Corporate Secretary, in writing, no later than May 11, 2021. We strongly encourage any interested shareholder to contact our Corporate Secretary prior to the deadline to discuss the proposal. Submission of a proposal does not guarantee that it will be included in our Proxy Statement.

Shareholders may also nominate a director nominee for election at our 2021 annual meeting by following the provisions of the Company’s By-Laws. All nomination and supporting materials must comply with the requirements set forth in our By-Laws. Notice of such a nomination must be received by our Corporate Secretary, in writing, between May 11, 2021 and June 10, 2021. However, if the 2021 annual meeting is held more than 30 days before or more than 90 days after the anniversary of the 2020 Annual Meeting, the shareholder must submit the notice either (i) by 120 calendar days prior to the 2021 annual meeting or (ii) within 10 calendar days following the date on which the public announcement of the date of the 2021 annual meeting is made.

Shareholders do not have to include their proposals in our Proxy Statement for them to be heard. Proposals may be introduced at our 2021 annual meeting from the floor. Notice of these proposals must be provided to our Corporate Secretary between May 11, 2021 and June 10, 2021 and must comply with the requirements set forth in our By-Laws.

The Company’s By-Laws are available on our website by going to ir.standex.com and clicking on “Governance” and then clicking on “Organizational Documents.” To make a submission or to request a copy of the Company’s By-Laws, shareholders should contact our Corporate Secretary at the following address:

Standex International Corporation

23 Keewaydin Drive, Suite 300

Salem, New Hampshire 03079

Attention: Corporate Secretary

We strongly encourage shareholders to seek advice from knowledgeable legal counsel and contact the Corporate Secretary before submitting a proposal or nomination.

58	2020 PROXY STATEMENT

HOW CAN I REQUEST DOCUMENTS?

Both this Proxy Statement and the Annual Report on Form 10-K may be viewed online at: www.envisionreports.com/SXI and on Standex’s website at ir.standex.com/annual-reports.

Shareholders may obtain print or emailed copies, free of charge, of this Proxy Statement, Annual Report on Form 10-K, the Codes of Conduct, Committee Charters or the Corporate Governance Guidelines by writing to:

Standex International Corporation

23 Keewaydin Drive, Suite 300

Salem, NH 03079

Attention: Investor Relations Department

Shareholders may also call Standex’s Investor Relations at (603) 893-9701 to request copies. Alternatively, print copies can also be requested by e-mailing the request to investorrelations@standex.com. All requests will be fulfilled within 3 business days of receipt and copies will be sent via first class mail.

HELPFUL RESOURCES

ANNUAL MEETING
Proxy & Supplemental Materials	ir.standex.com/annual-reports
Online voting for registered shareholders	www.envisionreports.com/sxi

BOARD OF DIRECTORS
Standex Board	ir.standex.com/board-of-directors
Board Committees	ir.standex.com/board-committees
Audit Committee Charter	ir.standex.com/committee-charters
Compensation Committee Charter	ir.standex.com/committee-charters
Nominating and Corporate Governance Committee Charter	ir.standex.com/committee-charters

FINANCIAL REPORTING
Earnings & Financial Reports	ir.standex.com/quarterly-results

STANDEX
Corporate Website	www.standex.com
Leaders	www.standex.com/about/management
Investor Relations	ir.standex.com

GOVERNANCE DOCUMENTS
By-Laws	ir.standex.com/organizational-documents
Certificate of Incorporation	ir.standex.com/organizational-documents
Code of Conduct	ir.standex.com/policies
Code of Ethics for Senior Financial Management	ir.standex.com/policies
Corporate Governance Guidelines	ir.standex.com/organizational-documents

ACRONYMS
BPP	Balanced Performance Plan
CIC	Change in Control
CLO	Chief Legal Officer
EBIT	Earnings Before Income Tax
EBITDA	Earnings Before Income Tax, Depreciation & Amortization
EPS	Earnings Per Share
GAAP	Generally Accepted Accounting Principles
IRC	Internal Revenue Code
IRR	Internal Rate of Return
IRS	Internal Revenue Service
LTIP	2008 Long-Term Incentive Plan
MSPP	Management Stock Purchase Plan
N&CG	Nominating & Corporate Governance
NEO	Named Executive Officer
NYSE	NewYork Stock Exchange
OIP	2018 Omnibus Incentive Plan
PCAOB	Public Company Accounting Oversight Board
PSUs	Performance Share Units
ROIC	Return on Invested Capital
RSAs	Restricted Stock Awards
RSUs	Restricted Stock Units
SEC	Securities and Exchange Commission
TSR	Total Shareholder Return
TRIR	Total Recordable Incident Rate

2020 PROXY STATEMENT	59

23 Keewaydin Drive | Suite 300 | Salem, New Hampshire 03079 | +1.603.893.9701 | standex.com

000004 ENDORSEMENT_LINE SACKPACK MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically must be received by October 20, 2020 at 12:00 A.M., Central Time. Online Go to www.envisionreports.com/SXI or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/SXI Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Annual Meeting Proxy Card 1234 5678 9012 345 IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals — The Board of Directors recommends a vote FOR all nominees listed in Proposal 1, FOR Proposal 2, and FOR Proposal 3. 1. Election of Directors For three year terms expiring in 2023: For Against Abstain For Against Abstain 01 - David Dunbar 02 - Michael A. Hickey For Against Abstain For Against Abstain 2. To conduct an advisory vote on the total compensation paid to the executives of the Company. 3. To ratify the appointment by the Audit Committee of Deloitte & Touche LLP as independent auditors. To transact such other business as may come before the meeting. B Authorized Signatures — This section must be completed for your vote to be counted. Date and Sign Below Note: Please sign exactly as your name appears on this Proxy. If signing for estates, trusts, corporations or partnerships, title or capacity should be stated. If shares are held jointly, each holder should sign. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890 J N T 1UPX 467129 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 03AB5D

Annual Meeting Materials are available at: http://www.envisionreports.com/SXI Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/SXI IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. REVOCABLE PROXY — Standex International Corporation ANNUAL MEETING OF STOCKHOLDERS OCTOBER 20, 2020 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The stockholder of record hereby appoints David A. Dunbar and Alan J. Glass, and either of them, with full power of substitution, as Proxies for the stockholder, to attend the Annual Meeting of the Stockholders of Standex International Corporation (the “Company”), to be held at the Standex International Corporation Headquarters, 23 Keewaydin Drive, Suite 300, Salem NH 03079, on Tuesday, October 20, 2020 at 9:00 a.m., local time, and any adjournments thereof, and to vote all shares of the common stock of the Company that the stockholder is entitled to vote upon each of the matters referred to in this Proxy and, at their discretion, upon such other matters as may properly come before this meeting. In connection with those shares (if any) held by me as a participant in the Standex Retirement Savings Plan (the “Plan”), I hereby direct the trustee of the Plan in which I participate to vote all vested shares allocated to my account under such Plan on August 31, 2020 in accordance with the instructions on the reverse side of this proxy card or, if no instructions are given, in accordance with the Board of Directors’ recommendations, on all items of business to come before the Annual Meeting of Stockholders to be held on October 20, 2020 or any adjournment thereof. Your voting instructions will be kept confidential from the officers, directors and employees of the Company. Under the Plan, the shares for which no signed proxy card is returned or for which any instructions are not timely received or are improperly executed shall be voted by the trustee in the same proportions on each Proposal for which properly executed instructions were timely received. This Proxy, when properly executed, will be voted in the manner directed herein by the stockholder of record. If no direction is made, this Proxy will be voted FOR all nominees listed in Proposal 1, FOR Proposal 2, and FOR Proposal 3. PLEASE PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR THE INTERNET OR COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. (Continued, and to be marked, dated and signed, on the other side) C Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting.